CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT

dated as of August 8, 2022

between

CLEARSIDE ROYALTY LLC

and

HEALTHCARE ROYALTY PARTNERS IV, L.P.,

and

HCR COLLATERAL MANAGEMENT, LLC,

solely in its capacity as agent for Purchaser

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibits

Exhibit A-1: Form of Bill of Sale – Purchaser

Exhibit A-2: Form of Bill of Sale – Seller

Exhibit B: Contribution Agreement

Exhibit C: [Reserved]

Exhibit D: Form of Payment Direction Letter

Exhibit E: Form of Permitted Platform License

Exhibit F: Equity Pledge Agreement

Exhibit G-1: Aura License Agreement

Exhibit G-2: AV License Agreement

Exhibit G-3: Bausch License Agreement

Exhibit G-4: REGENX License Agreement

Exhibit H: Emory/GT License Agreement

Exhibit I: Closing Press Release

Exhibit J: Seller Account

Schedule

Schedule 1.1 Definition of “Competitor”

Schedule 1.2 Future License Agreements

Schedule 1.3 Definition of “Knowledge”

Schedule 6.13 Escrow Matters

iv

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Purchase and Sale Agreement”), dated as of August 8, 2022, is by and among Clearside Royalty LLC, a Delaware limited liability company (the “Seller”), Healthcare Royalty Partners IV, L.P., a Delaware limited liability partnership (the “Purchaser”) and HCR Collateral Management, LLC, solely in its capacity as agent of the Purchaser (the “Purchaser Agent”).

W I T N E S S E T H :

WHEREAS, the Seller holds certain assets and rights relating to the Licensed Products; and

WHEREAS, the Seller desires to sell, contribute, assign, transfer, convey and grant to the Purchaser, and the Purchaser desires to purchase, acquire and accept from the Seller, the Purchased Royalties described herein, upon and subject to the terms and conditions set forth in this Purchase and Sale Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties covenant and agree as follows:

ARTICLE I
DEFINED TERMS AND RULES OF CONSTRUCTION

Section 1.1 Defined Terms. The following terms, as used herein, shall have the following respective meanings:

“Account Bank” means Silicon Valley Bank, or such other bank or financial institution approved by each of the Purchaser and the Seller.

“Account Control Agreement” means any agreement entered into by the Account Bank, the Seller and the Purchaser in form and substance reasonably satisfactory to the Purchaser, pursuant to which, among other things, the Purchaser Agent shall have control over the Lockbox Account within the meaning of Section 9-104 of the UCC.

“Affiliate” means, with respect to any designated Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such designated Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Equity Interests, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative to the foregoing.

“Applicable Law” means, with respect to any Person, all laws, rules, regulations and orders of Governmental Authorities applicable to such Person or any of its properties or assets.

“Aura” means Aura Biosciences, Inc., a Delaware corporation.

“Aura Intellectual Property Rights” means, collectively, the Aura Know-How, the Aura Patents and the Aura Licensed IP, to the extent licensed to Aura under the Aura License Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Aura Know-How” has the meaning given to the term “Licensed Know-How” in Section 1.33 of the Aura License Agreement.

“Aura License Agreement” means that certain License Agreement, effective as of July 3, 2019, by and between the Company and Aura, as amended from time to time (but subject to the terms of this Purchase and Sale Agreement with respect to the amendment thereof).

“Aura Licensed IP” has the meaning given to the term “Licensed IP” in Section 1.34 of the Aura License Agreement.

“Aura Licensed Products” has the meaning given to the term “Licensed Product” in Section 1.36 of the Aura License Agreement.

“Aura Patents” means has the meaning given to the term “Licensed Patent Rights” in Section 1.35 of the Aura License Agreement.

“Aura Royalties” means all of the Seller’s, title and interest in and to (a) all amounts due, payable or paid to the Seller under Sections 4.3 and 4.4 of the Aura License Agreement, (b) all payments due, payable or paid to Seller under Section 4.6 of the Aura License Agreement in respect of any underpayment of the amounts described in clause (a), (c) all amounts due, payable or paid to the Seller in lieu of the amounts described in clause (a), (d) all amounts recovered by the Seller, or by Aura and paid to the Seller, in excess of litigation costs, under Section 9.4 of the Aura License Agreement, (e) all interest that becomes payable in respect of the late payment of any of the amounts referred to in the foregoing clauses (a) through (e) pursuant to Section 4.10 of the Aura License Agreement, (f) all accounts (as defined under the UCC) evidencing the rights to the payments and amounts described in this definition and (g) all proceeds (as defined under the UCC) of any of the foregoing, in each of cases in clauses (a) through (d), due, payable or paid to the Seller on or after [***]. For the avoidance of doubt, Aura Royalties shall (x) include all amounts due, payable or paid to the Seller or any of its Affiliates by one or more licensees or sublicensees under any New Arrangement, (y) be computed without reduction for withholding of any Taxes other than withholding in respect of any Purchaser Connection Taxes to the extent properly withheld and remitted to the applicable taxing authority and (z) shall not include any amounts due and payable prior to [***] that is paid on or after [***].

“Aura Royalty Reports” means all royalty reports delivered to the Seller by Aura pursuant to Section 4.5 of the Aura License Agreement.

“AV” means Arctic Vision (Hong Kong) Limited.

“AV Intellectual Property Rights” means, collectively, AV Know-How and AV Patents, to the extent licensed to AV under the AV License Agreement.

“AV Know-How” means has the meaning given to the term “Clearside Know-How” in Section 1.13 of the AV License Agreement.

“AV License Agreement” means, collectively, (a) that certain License Agreement, dated March 10, 2020, by and between the Company, AV and the other parties thereto, (b) as amended by that certain Amendment No. 1 to the License Agreement, effective as of August 15, 2021, by and between the Company, AV and the other parties thereto and (c) Amendment No. 2 to the License Agreement, effective as of September 9, 2021, by and between the Company, AV and the other parties thereto, as amended

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

from time to time (but subject to the terms of this Purchase and Sale Agreement with respect to the amendment thereof).

“AV Licensed Products” has the meaning given to the term “Licensed Product” in Section 1.42 of the AV License Agreement.

“AV Patents” has the meaning given to the term “Clearside Patent Rights” in Section 1.14 of the AV License Agreement.

“AV Royalties” means all of the Seller’s right, title and interest in and to (a) all amounts due, payable or paid to the Seller under Sections 8.04, 8.05, and 8.06 of the AV License Agreement, (b) all payments due, payable or paid to the Seller under Section 8.08 of the AV License Agreement in respect of any underpayment of the amounts described in clause (a), (c) all amounts due, payable or paid to the Seller in lieu of the amounts described in clause (a), (d) all amounts recovered by the Seller, or by AV and paid to the Seller, in excess of litigation costs under Section 9.03 of the AV License Agreement, (e) all payments due, payable or paid to the Seller under Section 2(b) of Amendment No. 2 to the AV License Agreement, (f) all interest that becomes payable in respect of the late payment of any of the amounts referred to in the foregoing clauses (a) through (e) pursuant to Section 8.13 of the AV License Agreement, (g) all accounts (as defined under the UCC) evidencing the rights to the payments and amounts described in this definition and (h) all proceeds (as defined under the UCC) of any of the foregoing, in each of cases in clauses (a) through (f), due, payable or paid to the Seller on or after [***]. For the avoidance of doubt, AV Royalties shall (x) include all amounts due, payable or paid to the Seller or any of its Affiliates by one or more licensees or sublicensees under any New Arrangement, (y) be computed without reduction for withholding of any Taxes other than withholding in respect of any Purchaser Connection Taxes to the extent properly withheld and remitted to the applicable taxing authority and (z) shall not include any amounts due and payable prior to [***] that is paid on or after [***].

“AV Royalty Reports” means the royalty reports delivered to the Seller by AV pursuant to Section 8.07 of the AV License Agreement.

“Bankruptcy Event” means the occurrence of any of the following in respect of any Person: (a) an admission in writing by such Person of its inability to pay its debts as they become due or a general assignment by such Person for the benefit of creditors; (b) the filing of any petition or answer by such Person seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of such Person or its debts under any law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or seeking, consenting to or acquiescing in the entry of an order for relief in any case under any such law, or the appointment of or taking possession by a receiver, trustee, custodian, liquidator, examiner, assignee, sequestrator or other similar official for such Person or for any substantial part of its property; (c) corporate or other entity action taken by such Person to authorize any of the actions set forth in clause (a) or (b) of this definition; or (d) without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person, in each case where such petition or order shall remain unstayed or shall not have been stayed or dismissed within [***] from entry thereof.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Bausch” means Bausch Health Ireland Limited, an Irish company, and any of its Affiliates, successors and permitted assigns.

“Bausch Consent” has the meaning set forth in Section 7.2(f).

“Bausch Intellectual Property Rights” means Bausch Patents and Bausch Know-How, to the extent licensed to Bausch under the Bausch License Agreement.

“Bausch Know-How” has the meaning given to the term “Licensed Know-How” in Section 1.62 of the Bausch License Agreement.

“Bausch License Agreement” means, collectively, (a) that certain License Agreement, made as of October 22, 2019, by and between the Company and Bausch, (b) that certain First Amendment to License Agreement, effective as of April 27, 2020, by and between Bausch and the Company, and (c) that certain Second Amendment to License Agreement, effective as of September 27, 2021, by and between Bausch and the Company, as amended from time to time (but subject to the terms of this Purchase and Sale Agreement with respect to the amendment thereof).

“Bausch Licensed Products” has the meaning given to the term “Product” in Section 1.78 of the Bausch License Agreement.

“Bausch Patents” has the meaning given to the term “Licensed Patents” in Section 1.64 of the Bausch License Agreement.

“Bausch Royalties” means all of the Seller’s right, title and interest in and to (a) all royalties due, payable or paid to the Seller under Sections 8.1(b), 8.1(c) and 8.2 of the Bausch License Agreement, (b) all payments due, payable or paid to the Seller under Section 8.6 of the Bausch License Agreement in respect of any underpayment of the amounts described in clause (a), (c) all amounts due, payable or paid to the Seller in lieu of the amounts described in clause (a), (d) all amounts recovered by the Seller, or by Bausch paid to the Seller, in excess of litigation costs under Section 12.3(e) of the Bausch License Agreement, (e) all interest that becomes payable in respect of the late payment of any of the amounts referred to in the foregoing clauses (a) through (d) pursuant to Section 8.5 of the Bausch License Agreement, (f) all accounts (as defined under the UCC) evidencing the rights to the payments and amounts described in this definition and (g) all proceeds (as defined under the UCC) of any of the foregoing, in each of cases in clauses (a) through (e), due, payable or paid to the Seller on or after [***]. For the avoidance of doubt, Bausch Royalties shall (x) include all amounts due, payable or paid to the Seller or any of its Affiliates by one or more licensees under any New Arrangement, (y) be computed without reduction for withholding of any Taxes other than withholding in respect of any Purchaser Connection Taxes to the extent properly withheld and remitted to the applicable taxing authority and (z) shall not include any amounts due and payable prior to [***] that is paid on or after [***].

“Bausch Royalty Reports” means the royalty reports delivered to the Seller pursuant to Section 8.3 of the Bausch License Agreement.

“Bill of Sale - Purchaser” means that certain bill of sale, dated as of the Closing Date, executed by the Seller and the Purchaser, substantially in the form of Exhibit A-1.

“Bill of Sale - Seller” means that certain bill of sale, dated as of the Closing Date, executed by the Company and the Seller pursuant to the Contribution Agreement with respect to the Transferred Assets, substantially in the form of Exhibit A-2.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Applicable Law to remain closed.

“Buyout Option” has the meaning set forth in Section 2.3.

“Change of Control” means (a) any reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of the Company or issuance, sale or exchange of Equity Interests (or similar transaction or series of related transactions) of the Company in which the beneficial owners (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) of the Company’s outstanding Equity Interests immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, continue to beneficially own, directly or indirectly, Equity Interests representing more than 50.0% of the voting power of the surviving entity of such transaction or series of related transactions, in each case without regard to whether the Company is the surviving entity, (b) the sale of all or substantially all of the assets of the Company, (c) the Company no longer being the beneficial owner directly or indirectly of 100% of the outstanding Equity Interests of the Seller, (d) the Seller no longer directly owning the Transferred Assets, including 100% of the royalties and milestone payments under the Covered License Agreements, other than the portion payable to the Purchaser hereunder as Purchased Royalties or (e) any other transaction or series of transactions whereby the Company’s economic interests in the Seller are sold, assigned, transferred or conveyed in whole or in part.

“Change of Control Payment” has the meaning set forth in Section 2.3.

“Closing” has the meaning set forth in Section 7.1.

“Closing Date” has the meaning set forth in Section 7.1.

“Closing Payment” has the meaning set forth in Section 2.2(a).

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Commercially Reasonable Efforts” or “Commercially Reasonable Actions” means, with respect to any Intellectual Property Rights in any country, efforts or actions that would be commercially reasonable for an owner and licensor of such Intellectual Property Rights in such country, which owner and licensor is entitled to the full economic benefit of such Intellectual Property Rights without regard to the transactions contemplated by this Purchase and Sale Agreement or any other business of, or assets owned by, such owner and licensor.

“Company” means Clearside Biomedical, Inc., a Delaware corporation, which is the direct sole parent of the Seller.

“Competitor” means the Persons set forth on Schedule 1.1 hereto.

“Confidential Information” has the meaning set forth in Section 9.1.

“Contribution” means the sale, transfer, assignment, contribution and conveyance by the Company of the Transferred Assets to the Seller pursuant to the Contribution Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Contribution Agreement” means the Contribution and Servicing Agreement, dated as of the Closing Date, between the Company and the Seller, in the form of Exhibit B hereto.

“Counterparty” means, as the context requires, Aura, AV, Bausch, REGENX or any licensee or other counterparty to a Future License Agreement.

“Covered License Agreements” means the Existing License Agreements and the Future License Agreements.

“Covered Products” means the Licensed Products and any products that are the subject of a Future License Agreements.

“Defaulting Party” has the meaning set forth in Section 6.5(d).

“Disclosing Party” has the meaning set forth in Section 9.1.

“Disclosure Letter” means that certain Confidential Disclosure Letter, dated as of the date hereof, delivered by the Seller to the Purchaser Agent.

“Disputes” has the meaning set forth in Section 3.11(h).

“Dollar” or the sign “$” means United States dollars.

“Emory” means Emory University.

“Emory/GT Consent” has the meaning set forth in Section 7.2(e).

“Emory/GT License Agreement” means that certain License Agreement, dated as of July 4, 2012, by and among Emory, GT and the Company, as amended by that certain First Amendment, dated on or around April 2, 2014, as amended by that certain Second Amendment on or around December 12, 2016, as amended by that certain Third Amendment dated April 1, 2018, as amended from time to time (but subject to the terms of this Purchase and Sale Agreement with respect to the amendment thereof).

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member, membership or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Pledge Agreement” means the Equity Pledge Agreement, substantially in the form of Exhibit F hereto.

“Escrow Agent” means U.S. Bank National Association.

“Escrow Agreement” means that certain Escrow Agreement, dated as of the date hereof, by and between the Seller, Purchaser Agent and Escrow Agent.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Excluded Liabilities and Obligations” has the meaning set forth in Section 2.5.

“Existing Confidentiality Agreement” means that certain letter agreement, dated January 19, 2022, by and between the Company and HealthCare Royalty Management, LLC, an Affiliate of the Purchaser, as amended.

“Existing License Agreement Royalties” means, collectively, the Aura Royalties, the AV Royalties, the Bausch Royalties and the REGENX Royalties.

“Existing License Agreements” means, collectively, the Aura License Agreement, the AV License Agreement, the Bausch License Agreement and the REGENX License Agreement.

“FDA” means the U.S. Food and Drug Administration and any successor agency thereto.

“First Milestone Event” has the meaning set forth in Section 2.2(b).

“First Milestone Payment” has the meaning set forth in Section 2.2(b).

“Future License Agreement Royalties” means any royalties and milestone payments payable to the Seller under any Future License Agreement.

“Future License Agreements” means any and all out-license agreements following the Closing Date for, or related to XIPERE or the SCS Microinjector technology (to be used in connection with compounds or products of any Third Parties) delivered, in whole or in part, by means of the SCS Microinjector technology, excluding, for the avoidance of doubt, any in-licensed or internally developed therapies following the Closing Date, including, but not limited to, those shown on Schedule 1.2 hereto.

“GAAP” means generally accepted accounting principles in effect in the United States from time to time.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority (including supranational authority), commission, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including each Patent Office, the FDA and any other government authority in any country.

“GT” means Georgia Tech Research Corporation.

“Hard Cap Amount” means, at any given time, the product of (x) the Investment Amount and (y) 2.5, provided, however, that if net sales of XIPERE pursuant to the Bausch License Agreement in calendar year 2024 do not exceed $[***], the “Hard Cap Amount” shall mean, at any given time on or after January 1, 2025, the product of (x) the Investment Amount and (y) 3.4. The Hard Cap Amount is subject to further adjustment pursuant to Section 2.3.

“Intellectual Property Rights” means, all intellectual property, including but not limited to the Patents, trademarks, trademark applications and know-how, used in, relating to or necessary for the sale, manufacture, use, importation or marketing of the Covered Products that is owned or controlled by the Seller, and including, for the avoidance of doubt, the Aura Intellectual Property Rights, the AV Intellectual Property Rights, the Bausch Intellectual Property Rights, the REGENX Intellectual Property Rights and the Platform IP.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Investment Amount” means, as of any time, the sum of (a) the Closing Payment, (b) the First Milestone Payment (if any), (c) the Second Milestone Payment (if any), in each case to the extent actually received by the Seller and (d) the Purchaser Payment Amount (if any).

“Know-How” means the Aura Know-How, the AV Know-How, the Bausch Know-How and the REGENX Know-How.

“Knowledge” means [***].

“Licensed Products” means, collectively, the Aura Licensed Products, the AV Licensed Products, the Bausch Licensed Products and the REGENX Licensed Products.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property or other priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale or any sale with recourse, or any other restriction on transfer, other than any Permitted Transfer Restrictions.

“Lockbox Account” means a segregated deposit account established and maintained at the Account Bank pursuant to an Account Control Agreement.

“Loss” means any loss, liability, cost, expense (including reasonable costs of investigation and defense and reasonable attorneys’ fees and expenses), charge, fine, penalty, obligation, judgment, award, assessment, claim or cause of action.

“Material Adverse Effect” means a material adverse effect on (a) the legality, validity or enforceability of any of the Transaction Documents, the Emory/GT License Agreement or any Covered License Agreement, (b) the ability of the Seller or the Company to perform its obligations under any of the Transaction Documents, the Emory/GT License Agreement or any Covered License Agreement, (c) the rights or remedies of the Purchaser under any of the Transaction Documents, the Emory/GT License Agreement or the Covered License Agreements, (d) the right of the Purchaser to receive the Purchased Royalties, the timing, amount or duration of the Purchased Royalties, or the right to receive royalty reports and other information (including audit information) on the terms set forth in the Existing License Agreements, any Future License Agreements and this Purchase and Sale Agreement, or (e) the business of the Seller and its Subsidiaries, taken as a whole.

“New Arrangement” has the meaning set forth in Section 6.6(a).

“Party” shall mean the Seller or the Purchaser or the Purchaser Agent, as the context requires, and “Parties” shall mean, collectively, the Seller, the Purchaser and the Purchaser Agent.

“Patent Office” means the applicable patent office, including the United States Patent and Trademark Office and any comparable foreign patent office, for any Intellectual Property Rights that are Patents.

“Patents” means any and all issued patents and pending patent applications, including without limitation, all provisional applications, substitutions, continuations, continuations-in part, divisions, and renewals, all letters patent granted thereon, and all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms (including regulatory extensions), and all supplementary protection certificates, together with any foreign counterparts thereof anywhere, claiming or covering the Covered Products, or composition of matter, formulation, or methods

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

of manufacture or use thereof, that are issued or filed on or after the Closing Date, in each such case, which are owned or controlled by, issued or licensed to, licensed by, or hereafter acquired or licensed by, the Seller or any Subsidiary of the Seller, and including, for the avoidance of doubt, the Aura Patents, AV Patents, the Bausch Patents, the REGENX Patents.

“Payment Direction Letter” means, with respect to each Counterparty, a payment direction letter substantially in the form attached hereto as Exhibit D.

“Payment Direction Letters” means, collectively, the Payment Direction Letters required to be delivered pursuant to this Purchase and Sale Agreement.

“Permitted Platform License” means the non-exclusive license of the Platform IP from the Seller to the Company in the form attached hereto as Exhibit E.

“Permitted Tax Withholding” means (a) in the case of the AV License Agreement, any Tax withholding expressly permitted under Section 8.11(b) of the AV License Agreement, (b) in the case of the Aura License Agreement, any Tax withholding expressly permitted under Section 4.9 of the Aura License Agreement, (c) in the case of the Bausch License Agreement, any Tax withholding expressly permitted under Section 8.7 of the Bausch License Agreement and (d) in the case of the REGENX License Agreement, any Tax withholding expressly permitted under Section 6.7.1 of the REGENX License Agreement.

“Permitted Transfer Restrictions” means any restrictions on transfer in any Covered License Agreements or any Permitted Platform License.

“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

“Platform IP” means (a) intellectual property used in the performance of the Covered License Agreements relating to SCS Microinjector technology that is or could reasonably be expected to be used in any license agreement relating to SCS Microinjector technology that is not a Covered License Agreement and (b) intellectual property used in the performance of any Covered License Agreement relating to XIPERE that is or could reasonably be expected to be used in other products that is not a Covered License Agreement.

“Purchase and Sale Agreement” has the meaning set forth in the preamble.

“Purchased Royalties” means, on any date prior to the Royalty Termination Date, the Existing License Agreement Royalties and the Future License Agreement Royalties.

“Purchaser” has the meaning set forth in the preamble.

“Purchaser Account” has the meaning set forth in Section 6.4(b).

“Purchaser Agent” has the meaning set forth in the preamble.

“Purchaser Connection Tax” means any Tax to the extent that it would not be imposed but for (i) any present or former connection of the Purchaser with the jurisdiction of the applicable taxing authority

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(other than a connection arising from this Purchase and Sale Agreement and/or any transactions contemplated hereby) or (ii) any failure of the Purchaser to provide any applicable documentation that is reasonably requested by the applicable withholding agent and that the Purchaser is legally eligible to provide.

“Purchaser Payment Amount” has the meaning set forth in Section 6.8(c).

“Purchaser Expenses” means all documented third party expenses incurred by Purchaser in connection with the transactions contemplated by this Purchase and Sale Agreement on or prior to the Closing, in each case, to the extent invoiced by Purchaser to the Company or the Seller prior to the Closing Date.

“Purchaser Indemnified Party” has the meaning set forth in Section 8.1.

“Purchaser Indemnified Tax” means any withholding Tax (other than U.S. federal withholding Tax or a Purchaser Connection Tax) withheld by any licensee, Seller, or any other applicable withholding agent in respect of any payment made to the Purchaser pursuant to this Purchase and Sale Agreement.

“Put Option Event” shall have the meaning set forth in the Equity Pledge Agreement.

“Receiving Party” has the meaning set forth in Section 9.1.

“REGENX” means REGENXBIO Inc., a Delaware corporation.

“REGENX Intellectual Property Rights” means, collectively, REGENX Know-How and REGENX Patents, to the extent licensed to REGENX under the REGENX License Agreement.

“REGENX Know-How” has the meaning given to the term “Clearside Know-How” in Section 1.19 of the REGENX License Agreement.

“REGENX License Agreement” means that certain Option and License Agreement, dated as of August 29, 2019, by and between REGENX and the Company, including REGENX’s exercise of its Option thereunder, as amended from time to time (but subject to the terms of this Purchase and Sale Agreement with respect to the amendment thereof).

“REGENX Licensed Products” has the meaning given to the term “Covered Product” in Section 1.35 of the REGENX License Agreement.

“REGENX Patents” has the meaning given to the term “Clearside Patent Right” in Section 1.21 of the REGENX License Agreement.

“REGENX Related Agreement” means that certain Technology Access Agreement, dated as of May 23, 2019, by and between REGENX and the Company.

“REGENX Royalties” means all of the Seller’s right, title and interest in and to (a) all amounts due, payable or paid to the Seller under Sections 6.2, 6.3, 6.4 or 10.2.5(b)(ii) of the REGENX License Agreement, (b) all payments due, payable or paid to the Seller otherwise under Section 6.9 of the REGENX License Agreement in respect of any underpayment of the amounts described in clause (a), (c) all amounts due, payable or paid to the Seller in lieu of the amounts described in clause (a), (d) all amounts recovered by the Seller, or by REGENX and paid to the Seller, in excess of litigation costs under

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Section 7.2.2 of the REGENX License Agreement, (e) all interest that becomes payable in respect of the late payment of any of the amounts referred to in the foregoing clauses (a) through (d) pursuant to Section 6.6 of the REGENX License Agreement, (f) all accounts (as defined under the UCC) evidencing the rights to the payments and amounts described in this definition and (g) all proceeds (as defined under the UCC) of any of the foregoing, in each of cases in clauses (a) through (e), due, payable or paid to the Seller on or after [***]. For the avoidance of doubt, REGENX Royalties shall (x) include all amounts due, payable or paid to the Seller or any of its Affiliates by one or more licensees or sublicensees under any New Arrangement, (y) be computed without reduction for withholding of any Taxes other than withholding in respect of any Purchaser Connection Taxes to the extent properly withheld and remitted to the applicable taxing authority and (z) shall not include any amounts due and payable prior to [***] that is paid on or after [***].

“REGENX Royalty Reports” means the royalty reports delivered to the Seller by REGENX pursuant to Section 6.5 of the REGENX License Agreement.

“Regulatory Agency” means a Governmental Authority with responsibility for the approval of the marketing and sale of pharmaceuticals or other regulation of pharmaceuticals in any country.

“Regulatory Approval” means, collectively, all regulatory approvals, registrations, certificates, authorizations, permits and supplements thereto, as well as associated materials (including the product dossier) pursuant to which the Licensed Products may be marketed, sold and distributed by Aura, AV, Bausch or REGENX, as the case may be, in a jurisdiction, issued by the appropriate Regulatory Agency.

“Royalty Reduction” has the meaning set forth in Section 3.13(f).

“Royalty Reports” means the Aura Royalty Reports, the AV Royalty Reports, the Bausch Royalty Reports, the REGENX Royalty Reports and any royalty reports delivered to the Seller pursuant to any Future License Agreement.

“Royalty Termination Date” means the earlier of (a) date on which the Total Net Amount equals the Hard Cap Amount or (b) the date of the last royalty or milestone payment under the Covered License Agreements.

“SCS Microinjector” means the proprietary medical device of the Seller described on Exhibit 1.34 of the Bausch License Agreement, and any improvements and enhancements thereof made by or on behalf of the Seller and its Affiliates.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Milestone Event” has the meaning set forth in Section 2.2(c).

“Second Milestone Payment” has the meaning set forth in Section 2.2(c).

“Seller” has the meaning set forth in the preamble.

“Seller Account” has the meaning set forth in Section 6.4(d).

“Seller Indemnified Party” has the meaning set forth in Section 8.2.

“Set-off” means any set-off or off-set.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Equity Interests of such other Person (irrespective of whether at the time Equity Interests of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person or by one or more other Subsidiaries of such Person.

“Tax” or “Taxes” means any U.S. federal, state, local or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, escheat or unclaimed property, sales, use, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including, in each case, (a) any interest, penalty or addition thereto and (b) whether disputed or not.

“Third Party” means any Person that is not a Party.

“Third Party Claim” means any claim, action, suit or proceeding by a Third Party, including any investigation by any Governmental Authority.

“Total Net Amount” means, as of any time, the aggregate payments remitted to or otherwise received by Purchaser on or prior to such time pursuant to the Transaction Documents (which shall be computed, for the avoidance of doubt, by (a) including any additional amounts payable to Purchaser pursuant to Section 6.9(a) in respect of any Purchaser Indemnified Taxes and (b) excluding any amounts withheld in respect of any Purchaser Indemnified Taxes (including in respect of any additional amounts payable pursuant to Section 6.9(a) to the extent such amounts are properly withheld and remitted to the applicable taxing authority)).

“Transaction Documents” means this Purchase and Sale Agreement, the Account Control Agreement, the Bill of Sale, the Contribution Agreement, the Equity Pledge Agreement and the Payment Direction Letters.

“Transferred Assets” has the meaning set forth in the Contribution Agreement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Delaware; provided, that, if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the back-up security interest or any portion thereof granted pursuant to Section 2.1(d) is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of Delaware, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Purchase and Sale Agreement and any financing statement relating to such perfection or effect of perfection or non-perfection.

“U.S.” or “United States” means the United States of America, its 50 states, each territory thereof and the District of Columbia.

“XIPERE” means XIPERE® (triamcinolone acetonide injectable suspension) 40 mg/mL, for suprachoroidal use.

Section 1.2 Rules of Construction.

(a) Unless the context otherwise requires, in this Purchase and Sale Agreement:

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(i) a term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(ii) unless otherwise defined, all terms that are defined in the UCC shall have the meanings stated in the UCC;

(iii) words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders;

(iv) the terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without limitation”;

(v) unless otherwise specified, references to a contract or agreement include references to such contract or agreement as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with its terms (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth herein), and include any annexes, exhibits and schedules hereto or thereto, as the case may be;

(vi) any reference to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment, transfer or delegation set forth herein or in any of the other Transaction Document) and any reference to a Person in a particular capacity excludes such Person in other capacities;

(vii) references to any Applicable Law shall include such Applicable Law as from time to time in effect, including any amendment, modification, codification, replacement, or reenactment thereof or any substitution therefor;

(viii) the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(ix) the words “hereof,” “herein,” “hereunder” and similar terms shall refer to this Purchase and Sale Agreement as a whole and not to any particular provision hereof, and Article, Section and Exhibit references herein are references to Articles and Sections of, and Exhibits to, this Purchase and Sale Agreement unless otherwise specified;

(x) the definitions of terms shall apply equally to the singular and plural forms of the terms defined;

(xi) in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”; and

(xii) where any payment is to be made, any funds are to be applied or any calculation is to be made under this Purchase and Sale Agreement on a day that is not a Business Day, unless this Purchase and Sale Agreement otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the succeeding Business Day, and payments shall be adjusted accordingly.

(b) The provisions of this Purchase and Sale Agreement shall be construed according to their fair meaning and neither for nor against any Party irrespective of which Party caused such provisions to be

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drafted. Each Party acknowledges that it has been represented by an attorney in connection with the preparation and execution of this Purchase and Sale Agreement and the other Transaction Documents.

ARTICLE II
PURCHASE AND SALE OF THE PURCHASED ROYALTIES

Section 2.1 Purchase and Sale.

(a) Subject to the terms and conditions of this Purchase and Sale Agreement, on the Closing Date, the Seller hereby sells, contributes, assigns, transfers, conveys and grants to the Purchaser, and the Purchaser hereby purchases, acquires and accepts from the Seller, all of the Seller’s rights, title and interest in and to the Purchased Royalties, free and clear of any and all Liens, other than those Liens created under the Transaction Documents.

(b) The Seller and the Purchaser intend and agree that the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Royalties under this Purchase and Sale Agreement shall be, and are, a true, complete, absolute and irrevocable assignment and sale by the Seller to the Purchaser of the Purchased Royalties (including U.S. federal income tax purposes) and that such assignment and sale shall provide the Purchaser with the full benefits of ownership of the Purchased Royalties. Neither the Seller nor the Purchaser intends the transactions contemplated hereby to be, or for any purpose (including U.S. federal income tax purposes) characterized as, a loan from the Purchaser to the Seller or a pledge or assignment or a security agreement. The Seller waives any right to contest or otherwise assert that this Purchase and Sale Agreement does not constitute a true, complete, absolute and irrevocable sale and assignment by the Seller to the Purchaser of the Purchased Royalties under Applicable Law, which waiver shall be enforceable against the Seller or the Company, as applicable, in any Bankruptcy Event in respect of the Seller, or the Company, as applicable. The sale, contribution, assignment, transfer, conveyance and granting of the Purchased Royalties shall be reflected on the Company’s financial statements and other records as a sale of assets to the Purchaser (except to the extent GAAP or the rules of the SEC require otherwise with respect to the Seller’s consolidated financial statements).

(c) The Seller hereby authorizes the Purchaser Agent to execute, record and file, and consents to the Purchaser Agent executing, recording and filing, at the Purchaser’s sole cost and expense, financing statements in the appropriate filing offices under the UCC (and continuation statements with respect to such financing statements when applicable), and amendments thereto, in such manner and in such jurisdictions as are necessary or appropriate to evidence or perfect the sale, contribution, assignment, transfer, conveyance and grant by the Seller to the Purchaser, and the purchase, acquisition and acceptance by the Purchaser from the Seller, of the Purchased Royalties and to perfect the security interest in the Purchased Royalties granted by the Seller to the Purchaser pursuant to Section 2.1(d).

(d) Notwithstanding that the Seller and the Purchaser expressly intend for the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Royalties to be a true, complete, absolute and irrevocable sale and assignment, the Seller hereby assigns, conveys, grants and pledges to the Purchaser, as security for its obligations created hereunder in the event that the transfer contemplated by this Purchase and Sale Agreement is held not to be a sale, a first priority security interest in and to all of the Seller’s right, title and interest in, to and under the Purchased Royalties and, in such event, this Purchase and Sale Agreement shall constitute a security agreement.

(e) Upon the occurrence of the Royalty Termination Date, the Purchaser and the Purchaser Agent authorize the Seller to execute, record and file, and consents to the Seller executing, recording and filing, at the Seller’s sole cost and expense, financing termination statements in the appropriate filing offices

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under the UCC for all UCC financing statements (and continuation statements with respect to such financing statements when applicable), and amendments thereto, in such manner and in such jurisdictions as are necessary or appropriate to evidence or effectuate the release and discharge of all such security interests and liens created pursuant to the Transaction Documents.

Section 2.2 Payment of the Investment Amount. In full consideration for the sale, transfer, conveyance and granting of the Purchased Royalties, and subject to the terms and conditions set forth herein, the Purchaser shall make the following payments:

(a) Closing Payment: Within [***] after the Closing, an amount equal to FORTY-FIVE MILLION DOLLARS ($45,000,000) minus the Purchaser Expenses and minus TWELVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($12,500,000) (the “First Milestone Payment”), in immediately available funds by wire transfer to the Seller Account which may be transferred by the Seller to the Company (the “Closing Payment”). Concurrently with the payment of the Closing Payment, the Purchaser shall deposit the First Milestone Payment with the Escrow Agent to be held in accordance with the Escrow Agreement.

(b) First Milestone Payment: Within [***] after receipt by the Purchaser of a Royalty Report demonstrating that cumulative net sales of XIPERE pursuant to the Bausch License Agreement through March 31, 2024 exceeded [***] (the “First Milestone Event”), the First Milestone Payment (which shall be funded in accordance with the terms of the Escrow Agreement). In the event that the First Milestone Event is not achieved, the First Milestone Payment shall be released to the Purchaser.

(c) Second Milestone Payment: After receipt by the Purchaser of a Royalty Report demonstrating that calendar year 2024 XIPERE net sales pursuant to the Bausch License Agreement exceeded [***] (the “Second Milestone Event”), an amount equal to TWENTY MILLION DOLLARS ($20,000,000) (the “Second Milestone Payment”), which shall be funded by the Purchaser, at the Purchaser’s option, either (x) by wire transfer of immediately available funds to the Seller Account or (y) the Purchaser delivering a written instruction to the Account Bank directing that all payments received in the Lockbox Account be released to the Seller until such time as the amount of such payments equals the amount of the Second Milestone Payment.

(d) Notwithstanding anything to the contrary herein, the Purchaser shall have the right to fund either or both of the First Milestone Payment or the Second Milestone Payment at the Purchaser’s option in the event that the First Milestone Event or the Second Milestone Event, respectively, are not achieved.

(e) Notwithstanding anything to the contrary herein, the Purchaser shall have the right, but not the obligation, to deduct any Purchaser Payment Amount from the First Milestone Payment or the Second Milestone Payment.

Section 2.3 Change of Control Payment. Upon the occurrence of a Change of Control, the Seller shall promptly pay to the Purchaser the Hard Cap Amount less the Total Net Amount as of such date (the “Change of Control Payment”); provided, however, that the Seller shall, in lieu of the foregoing, have the option to instead pay one hundred percent (100%) of the Investment Amount outstanding as of the date of such Change of Control, less the Total Net Amount as of such date (the “Buyout Option”). If the Seller exercises the Buyout Option, the Purchaser shall continue to be entitled to the amounts payable to the Purchaser solely from Purchased Royalties in the same manner, and on the same terms as in effect prior to the Change of Control, provided, however, that (i) the Hard Cap Amount shall be increased to an amount equal to the product of 3.4 and the Investment Amount and (ii) in the case of an acquisition of all

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or substantially all assets of the Seller, the purchaser thereof, shall assume the obligations of the Seller on an unsecured basis.

Section 2.4 Prepayment. At any time, the Seller shall have the right, but not the obligation, to pay to the Purchaser the Hard Cap Amount less the Total Net Amount as of such date, by wire transfer of immediately available funds to an account designated in writing by the Purchaser Agent, and upon such payment, no further payments of the Purchased Royalties are due to the Purchaser hereunder and the Royalty Termination Date shall be deemed to have occurred.

Section 2.5 No Assumed Obligations. Notwithstanding any provision in this Purchase and Sale Agreement or any other writing to the contrary, the Purchaser is purchasing, acquiring and accepting only the Purchased Royalties and is not assuming any liability or obligation of the Seller or any of the Seller’s Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter, including any liability or obligation of the Seller under the Existing License Agreements. All such liabilities and obligations shall be retained by, and remain liabilities and obligations of, the Seller or the Seller’s Affiliates, as the case may be (the “Excluded Liabilities and Obligations”).

Section 2.6 Excluded Assets. The Purchaser does not, by purchase, acquisition or acceptance of the right, title or interest granted hereunder or otherwise pursuant to any of the Transaction Documents, purchase, acquire or accept any assets or contract rights of the Seller under any of the Covered License Agreements, other than the Purchased Royalties, or any other assets of the Seller.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER

Except as set forth on the Disclosure Letter, the Seller hereby makes each of the following representations and warranties to the Purchaser, as of the date hereof, in each case, after giving effect to the Contribution, as follows:

Section 3.1 Organization. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all limited liability company power and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business, as now conducted, and to exercise its rights and to perform its obligations under the Existing License Agreements and the Emory/GT License Agreement. The Seller is duly qualified to transact business and is in good standing in every jurisdiction in which such qualification or good standing is required by Applicable Law (except where the failure to be so qualified or in good standing would not have a Material Adverse Effect).

Section 3.2 No Conflicts.

(a) The execution and delivery by the Seller of any of the Transaction Documents, the performance by the Seller of its obligations hereunder or thereunder or the consummation by the Seller of the transactions contemplated hereby or thereby will not (i) contravene, conflict with or violate any term or provision of any of the organizational documents of the Seller or any of its Subsidiaries, (ii) contravene, conflict with or violate, or give any Governmental Authority or other Person the right to exercise any remedy or obtain any relief under, any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority to which the Seller or any of its Subsidiaries or any of their respective assets or properties may be subject or bound, except as would not have a Material Adverse Effect, (iii) result in a breach or violation of, constitute a default (with or without notice or lapse

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of time, or both) under, or give any Person the right to exercise any remedy or obtain any additional rights under, or accelerate the maturity or performance of, or payment under, or cancel or terminate, (A) except as would not have a Material Adverse Effect, any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which the Seller or any of its Subsidiaries is a party or by which the Seller or any of its Subsidiaries or any of their respective assets or properties is bound or committed (other than an Existing License Agreement) or (B) any Existing License Agreement or the Emory/GT License Agreement, or (iv) except as provided in any of the Transaction Documents or any Permitted Platform License, result in or require the creation or imposition of any Lien on the Intellectual Property Rights, the Licensed Products, the Existing License Agreements or the Purchased Royalties.

(b) The Seller has not granted, nor does there exist, any Lien on or relating to the Existing License Agreements, the Intellectual Property Rights or the Licensed Products other than any Permitted Platform License. Except for Liens created under the Transaction Documents, the Seller has not granted, nor does there exist, any Lien on or relating to the Purchased Royalties. Except for (i) the license granted by the Seller to each Counterparty under the Existing License Agreements, (ii) any sublicense by a Counterparty to a Third Party and (iii) any Permitted Platform License, there are no licenses, sublicenses or other rights under the Intellectual Property Rights that have been granted to any Third Party.

Section 3.3 Authorization. The Seller has all necessary limited liability company power and authority to execute and deliver the Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Transaction Documents and the performance by the Seller of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Seller. Each of the Transaction Documents has been duly executed and delivered by an authorized officer of the Seller. Each of the Transaction Documents constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

Section 3.4 Ownership. The Seller is the exclusive owner, or exclusive licensee, of the entire right, title (legal and equitable) and interest in, to and under the Purchased Royalties and the Intellectual Property Rights, other than any Permitted Platform License. The Seller has duly and legally filed or applied for registration for its ownership interest in the Patents included in the Intellectual Property Rights, including the Patents listed on Schedule 3.4 to the Disclosure Letter, in the appropriate agencies and in the jurisdictions listed on Schedule 3.4 to the Disclosure Letter. The Purchased Royalties sold, contributed, assigned, transferred, conveyed and granted to the Purchaser on the Closing Date have not been pledged, sold, contributed, assigned, transferred, conveyed or granted by the Seller to any other Person. The Seller has full right to sell, contribute, assign, transfer, convey and grant the Purchased Royalties to the Purchaser. Upon the sale, contribution, assignment, transfer, conveyance and granting by the Seller of the Purchased Royalties to the Purchaser, the Purchaser shall acquire good and marketable title to the Purchased Royalties free and clear of all Liens, other than those Liens created under the Transaction Documents, and shall be the exclusive owner of the Purchased Royalties. The Purchaser shall have the same rights as the Seller would have with respect to the Purchased Royalties (if the Seller were still the owner of such Purchased Royalties) against any other Person.

Section 3.5 Governmental and Third Party Authorizations. The execution and delivery by the Seller of the Transaction Documents, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by, or filing with, any Governmental Authority or any other Person, except for (i) the filing of

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a Current Report on Form 8-K with the SEC, (ii) the filing of UCC financing statements, and (iii) the delivery of the Payment Direction Letters to Aura, AV, Bausch and REGENX and the Emory/GT Consent and the Bausch Consent.

Section 3.6 No Litigation.

(a) There is no action, suit, arbitration proceeding, claim, demand, citation, summons, subpoena or other proceeding (whether civil, criminal, administrative, regulatory or informal) (i) pending or, to the Knowledge of the Seller, threatened in writing by or against the Seller or any of its Subsidiaries or (ii) pending against the Seller or, to the Knowledge of the Seller, pending or threatened by or against Aura, AV, Bausch or REGENX, their Affiliates, or any of their sublicensees, in each case, in respect of the Existing License Agreements, the Intellectual Property Rights, the Licensed Products or the Purchased Royalties, at law or in equity, that (i) would reasonably be expected to result in a liability to the Seller in excess of [***]or (ii) challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Transaction Documents to which the Seller is party.

(b) There is no inquiry or investigation (whether civil, criminal, administrative, regulatory, investigative or informal) by or before a Governmental Authority (i) pending or, to the Knowledge of the Seller, threatened in writing against the Seller or any of its Subsidiaries or (ii) pending against the Seller or, to the Knowledge of the Seller, pending or threatened by or against Aura, AV, Bausch or REGENX, in each case in respect of the Existing License Agreements, the Emory/GT License Agreement, the Intellectual Property Rights, the Licensed Products or the Purchased Royalties, that (i) would reasonably be expected to result in a liability to the Seller in excess of [***] or (ii) challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Transaction Documents to which the Seller is party.

(c) To the Knowledge of the Seller, no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such action, suit, arbitration proceeding, claim, investigation, proceeding, inquiry or investigation referred to in Section 3.6(a) or 3.6(b).

Section 3.7 Solvency. Immediately after giving effect to the consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds therefrom, (a) the fair value of the Seller’s assets will be greater than the sum of its debts, liabilities and other obligations, including contingent liabilities, (b) the present fair saleable value of the Seller’s assets will be greater than the amount that would be required to pay its probable liabilities on its existing debts, liabilities and other obligations, including contingent liabilities, as they become absolute and matured in the normal course of business, (c) the Seller will be able to realize upon its assets and pay its debts, liabilities and other obligations, including contingent obligations, as they mature, (d) the Seller will not have unreasonably small capital with which to engage in its business, as now conducted and as proposed to be conducted following the Closing Date, (e) the Seller does not have any present plans or intentions to incur debts or other obligations or liabilities beyond its ability to pay such debts or other obligations or liabilities as they become absolute and matured, (f) the Seller will not have become subject to any Bankruptcy Event and (g) the Seller will not have been rendered insolvent within the meaning of Section 101(32) of Title 11 of the United States Code. For purposes of this Section 3.7, the amount of all contingent obligations at any time shall be computed as the amount that, in light of all facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

Section 3.8 Tax Matters.

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(a) No deduction or withholding for or on account of any Tax has been made from any payment to the Seller under any Existing License Agreement. No applicable withholding agent under any Existing License Agreement or any taxing authority has ever notified the Seller that any such withholding was required or would have been required absent the Seller’s qualification for benefits under an applicable income Tax treaty.

(b) There are no existing Liens for Taxes on the Purchased Royalties (or any portion thereof).

(c) As of the Closing Date, the Seller will be treated as an entity that is disregarded from the Company, a Delaware corporation, for U.S. federal income tax purposes.

Section 3.9 No Brokers’ Fees. The Seller has not taken any action that would entitle any person or entity other than JMP Group LLC, whose fees will be paid by the Company, to any commission or broker’s fee in connection with the transactions contemplated by this Purchase and Sale Agreement.

Section 3.10 Compliance with Laws. None of the Seller or any of its Subsidiaries (a) has violated or is in violation of, has been given notice of any violation of, or, to the Knowledge of the Seller, is under investigation with respect to or has been threatened to be charged with, any violation of, any Applicable Law or any judgment, order, writ, decree, injunction, stipulation, consent order, permit or license granted, issued or entered by any Governmental Authority or (b) is subject to any judgment, order, writ, decree, injunction, stipulation or consent order issued or entered by any Governmental Authority.

Section 3.11 Intellectual Property Matters.

(a) Schedule 3.11 to the Disclosure Letter sets forth an accurate and complete list of all issued Patents and pending Patent applications covering the Covered Products. For each Patent listed on Schedule 3.11 to the Disclosure Letter the Seller has indicated (i) the countries in which such Patent is pending, allowed, granted or issued, (ii) including a notation of any term extensions, the patent number and/or patent application serial number, (iii) the scheduled expiration date of each such issued Patent, (iv) the expected scheduled expiration date of each Patent issuing from such pending Patent application once issued and (v) the registered owner thereof.

(b) The Seller is the sole and exclusive owner or licensee of each of the Patents listed on Schedule 3.11 to the Disclosure Letter and each of the inventions claimed in such Patents.

(c) To the Knowledge of the Seller, in each Aura Patent listed on Schedule 3.11 to the Disclosure Letter, there is at least one valid claim covering the manufacture, use, import, offering for sale, or sale of the Aura Licensed Products.

(d) To the Knowledge of the Seller, in each AV Patent listed on Schedule 3.11 to the Disclosure Letter, there is at least one valid claim covering the manufacture, use, import, offering for sale, or sale of the AV Licensed Products.

(e) To the Knowledge of the Seller, in each Bausch Patent listed on Schedule 3.11 to the Disclosure Letter, there is at least one valid claim covering the manufacture, use, import, offering for sale, or sale of XIPERE.

(f) To the Knowledge of the Seller, in each REGENX Patent listed on Schedule 3.11 to the Disclosure Letter, there is at least valid claim covering the manufacture, use, import, offering for sale, or sale of the REGENX Licensed Products.

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(g) There are no unpaid maintenance or renewal fees payable by the Seller to any Third Party that currently are overdue for any of the Patents. No Patents listed on Schedule 3.11 to the Disclosure Letter have lapsed or been abandoned, cancelled or expired.

(h) To the Knowledge of the Seller, each Person who has or has had any rights in or to the Patents, including each inventor named on the Patents, has executed a contract assigning his, her or its entire right, title and interest in and to such Patents and the inventions embodied, described and or claimed therein, to the owner thereof, and each such contract has been duly recorded at the applicable Patent Office.

(i) To the Knowledge of the Seller, each individual associated with the filing and prosecution of the Patents, including the named inventors of the Patents, has complied in all material respects with all applicable duties of candor and good faith in dealing with any Patent Office, including any duty to disclose to any Patent Office all information known by such inventors to be material to the patentability of the Patents (including any relevant prior art), in each case, in those jurisdictions where such duties exist.

(j) Subsequent to the issuance of each Patent, neither the Seller nor, to the Knowledge of the Seller, any Counterparty, has filed any disclaimer or made or permitted any other voluntary reduction in the scope of such Patent.

(k) There is no pending or, to the Knowledge of the Seller, threatened opposition, interference, reexamination, injunction, claim, suit, action, citation, summon, subpoena, hearing, inquiry, investigation (by the International Trade Commission or otherwise), complaint, arbitration, mediation, demand, decree or other dispute, disagreement, proceeding or claim (collectively, “Disputes”) challenging the legality, validity, scope, enforceability or ownership of any of the Intellectual Property Rights or that would give rise to any Royalty Reduction against the payments due to the Seller under the Existing License Agreements. To the Knowledge of the Seller, there are no pending or threatened Disputes by any Counterparty, or their Affiliates or sublicensees, challenging the legality, validity, scope, enforceability or ownership of any of the Intellectual Property Rights or that would give rise to any Royalty Reduction against the payments due to the Seller under the Existing License Agreements. There are no Disputes by or with any Third Party against the Seller or, to the Knowledge of the Seller, any Counterparty or any of its sublicensees involving any of the Licensed Products. The Intellectual Property Rights are not subject to any outstanding injunction, judgment, order, decree, ruling, change, settlement or other disposition of a Dispute. There are no proceedings, other than proceedings in the ordinary course of patent prosecution and except as set forth in Schedule 3.11(k) to the Disclosure Letter, with respect to the Patents listed on Schedule 3.11 to the Disclosure Letter.

(l) There is no pending action, suit, proceeding, investigation or claim and, to the Knowledge of the Seller, there is no threatened action, suit, proceeding, investigation or claim, and, to the Knowledge of the Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would reasonably be expected to give rise to or serve as a basis for any action, suit, proceeding, investigation or claim by any Person that claims that the manufacture, use, marketing, sale, offer for sale, importation or distribution of any Product does or could infringe on any patent or other intellectual property rights of any Third Party or constitute misappropriation of any other Person’s trade secrets or other intellectual property rights.

(m) To the Knowledge of the Seller, except as set forth on Schedule 3.11 to the Disclosure Letter, there are no patents issued, and no pending patent applications with claims reasonably likely to issue, owned by any Third Party that, if issued, would limit or prohibit in any material respect the manufacture, use or sale of any Product by the Seller, any Counterparty or any of their respective

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sublicensees or that would give rise to any Royalty Reduction against the payments due to the Seller under the Existing License Agreements.

(n) XIPERE is a Bausch Licensed Product.

(o) To the Knowledge of the Seller, except as set forth on Schedule 3.11 to the Disclosure Letter, there is no Person infringing any of the Intellectual Property Rights, nor has the Seller received any notice under any of the Existing License Agreements or put any Person on notice, of actual or alleged infringement of any of the Intellectual Property Rights.

(p) The Seller and, to the Knowledge of the Seller, each of Aura, AV, Bausch and REGENX has taken all reasonable precautions to protect the secrecy, confidentiality and/or value of the applicable Know-How.

(q) The Intellectual Property Rights constitutes all of the intellectual property owned or licensed by the Seller or any of the Seller’s Affiliates that is, to the Seller’s Knowledge, necessary or useful for the manufacture, use or sale of the Licensed Products.

(r) No legal opinion concerning or with respect to any Third Party intellectual property rights relating to the Licensed Products, including any freedom-to-operate, product clearance, patentability, validity or right-to-use opinion, has been delivered to the Seller.

(s) There is no Person who is or claims to be an inventor under any Patent who is not a named inventor thereof. The list of inventors named in each issued and unexpired Patent listed on Schedule 3.11 to the Disclosure Letter is current and complete.

Section 3.12 Regulatory Approval and Marketing.

(a) To the Knowledge of the Seller, each Counterparty is in compliance with its material obligations to seek and obtain Regulatory Approval for the Licensed Products to the extent required by the applicable Existing License Agreement.

(b) To the Knowledge of the Seller, each of the Licensed Products listed on Schedule 3.12 to the Disclosure Letter has received Regulatory Approval for marketing and distribution for the indications and in the countries listed.

Section 3.13 Counterparty Agreements.

(a) Other than the Transaction Documents, any Permitted Platform License, the REGENX Related Agreement, the Existing License Agreements and the agreements set forth on Schedule 3.13(a) to the Disclosure Letter, there is no contract, agreement or other arrangement (whether written or oral) to which the Seller or any of its Subsidiaries is a party or by which any of their respective assets or properties is bound or committed that affects or otherwise relates to the Purchased Royalties, the Existing License Agreements or the Intellectual Property Rights and that are material to the interest of the Purchaser.

(b) Attached as Exhibits G-1, G-2, G-3 and G-4 are true, correct and complete copies of the Existing License Agreements. The Seller has provided to the Purchaser Agent true, correct and complete copies of (i) all Aura Royalty Reports, AV Royalty Reports, Bausch Royalty Reports and REGENX Royalty Reports and (ii) all material notices and correspondence delivered to the Seller by the

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Counterparties or by the Seller to the Counterparties pursuant to, or relating to, the Existing License Agreements.

(c) Each of the Existing License Agreements is in full force and effect and is the legal, valid and binding obligation of the Seller and, to the Knowledge of the Seller, each Counterparty, enforceable against the Seller and, to the Knowledge of the Seller, each Counterparty in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, general equitable principles and principles of public policy. The Seller is not in breach or violation of or in default under any of the Existing License Agreements. There is no event or circumstance that, upon notice or the passage of time, or both, would constitute or give rise to any breach or default in the performance of any of the Existing License Agreements by the Seller or, to the Knowledge of the Seller, any Counterparty.

(d) The Seller has not waived any rights or defaults under the Existing License Agreements or released any Counterparty, in whole or in part, from any of its obligations under any of the Existing License Agreements. There are no oral waivers or modifications (or pending requests therefor) in respect of any of the Existing License Agreements. Neither the Seller nor any Counterparty has agreed to amend or waive any provision of the Existing License Agreements, and the Seller has not received or submitted any proposal to do so.

(e) No event has occurred that would give the Seller, or to the Knowledge of the Seller, any Counterparty the right to terminate any of the Existing License Agreements or cease paying Purchased Royalties under any of the Existing License Agreements. The Seller has not received any notice of an intention by any Counterparty to terminate or breach any of the Existing License Agreements, in whole or in part, or challenging the validity or enforceability of any of the Existing License Agreements or the obligation to pay the Purchased Royalties under any of the Existing License Agreements, or alleging that the Seller or any Counterparty is currently in default of its obligations under any of the Existing License Agreements. To the Knowledge of the Seller, there is and has been no default, violation or breach of any Counterparty under any of the Existing License Agreements. The Seller has no intention of terminating any of the Existing License Agreements and has not given any Counterparty any notice of termination of any of the Existing License Agreements, in whole or in part.

(f) Except as provided in the Existing License Agreements, the Seller is not a party to any agreement providing for any sharing of, or providing for or permitting any right of counterclaim, credit, reduction or deduction by contract or otherwise (a “Royalty Reduction”) or permitting any Set-off against, the Purchased Royalties. The royalties payable to Seller under Section 4.4.1 of the Aura License Agreement are not subject to reduction pursuant to Section 4.4.5 of the Aura License Agreement. The royalty rate set forth in Section 6.4.1. of the REGENX License Agreement is not subject to reduction pursuant to Section 6.4.2 of the REGENX License Agreement.

(g) The Seller has not consented to an assignment by any Counterparty of any of such Counterparty’s rights or obligations under any Existing License Agreement, and the Seller does not have Knowledge of any such assignment by any Counterparty. Except as contemplated by Section 2.1(a) and Section 2.1(d) and except pursuant to any Permitted Platform License, the Seller has not assigned, in whole or in part, and has not granted, incurred or suffered to exist any Lien on, the Existing License Agreements or any of the Seller’s rights, title or interest in or to the Intellectual Property Rights or the Licensed Products.

(h) Neither the Seller nor any Counterparty has made any claim of indemnification under any of the Existing License Agreements.

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(i) The Seller has not exercised its rights to conduct an audit under any of the Existing License Agreements.

(j) To the Knowledge of the Seller, it has received all amounts owed to it under the Existing License Agreements.

(k) The Seller has not received notice from any Counterparty to any Existing License Agreement that such Counterparty has granted a sublicense to any other Person.

(l) The First Commercial Sale (as defined in the Bausch License Agreement) occurred during the month of December in 2021.

Section 3.14 The Emory/GT License Agreement.

(a) The Emory/GT License Agreement is in full force and effect and is the legal, valid and binding obligation of the Seller and, to the Knowledge of the Seller, each of Emory and GT, enforceable against the Seller and, to the Knowledge of the Seller, each of Emory and GT in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, general equitable principles and principles of public policy. The Seller is not in breach or violation of or in default under any provision of the Emory/GT License Agreement. There is no event or circumstance that, upon notice or the passage of time, or both, would constitute or give rise to any breach or default in the performance of any material provision of the Emory/GT License Agreement by the Seller or, to the Knowledge of the Seller, each of Emory and GT.

(b) The Seller has not waived any rights or defaults under the Emory/GT License Agreement or released either of Emory or GT, in whole or in part, from any of its obligations under the Emory/GT License Agreement. There are no oral waivers or modifications (or pending requests therefor) in respect of the Emory/GT License Agreement. Other than as set forth on Schedule 3.14 to the Disclosure Letter, neither the Seller nor either of Emory or GT has agreed to amend or waive any provision of the Emory/GT License Agreement, and the Seller has not received or submitted any proposal to do so.

(c) No event has occurred that would give the Seller or, to the Knowledge of the Seller, either of Emory or GT the right to terminate the Emory/GT License Agreement or for the Seller to cease paying “Running Royalties” (as described in the Emory/GT License Agreement) under the License Agreement. The Seller has not received any notice of an intention by either of Emory or GT to terminate or breach the Emory/GT License Agreement, in whole or in part, or challenging the validity or enforceability of the Emory/GT License Agreement or the obligation to pay the “Running Royalties” (as described in the Emory/GT License Agreement) under the Emory/GT License Agreement, or alleging that the Seller or either of Emory or GT is currently in default of its obligations under the Emory/GT License Agreement. To the Knowledge of the Seller, there is and has been no default, violation or breach of either Emory or GT under the Emory/GT License Agreement. The Seller has no intention of terminating the Emory/GT License Agreement and has not given any Counterparty any notice of termination of the Emory/GT License Agreement, in whole or in part.

(d) The Seller has not consented to an assignment by either of Emory or GT of any of their respective rights or obligations under the Emory/GT License Agreement, and the Seller does not have Knowledge of any such assignment by either of Emory or GT. Except pursuant to any Permitted Platform License, the Seller has not assigned, in whole or in part, and has not granted, incurred or suffered to exist any Lien on, the Emory/GT License Agreement or any of the Seller’s rights, title or

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interest in or to the Intellectual Property Rights or the Licensed Products (as defined in the Emory/GT License Agreement).

(e) Neither the Seller nor Emory or GT has made any claim of indemnification under the Emory/GT License Agreement.

(f) The Seller has not exercised its rights to conduct an audit under the Emory/GT License Agreement.

(g) The Seller has paid all amounts owed by it to Emory and GT under the Emory/GT License Agreement.

(h) Attached as Exhibit H is a true, correct and complete copy of the Emory/GT License Agreement. The Seller has provided to the Purchaser Agent true, correct and complete copies of (i) all applicable royalty reports and (ii) all material notices and correspondence delivered to the Company by Emory or GT or delivered to Emory or GT by the Company pursuant to, or relating to, the Existing License Agreements.

Section 3.15 UCC Matters. The Seller’s exact legal name is, and since formation has been, “CLEARSIDE ROYALTY LLC”. The Seller’s principal place of business is, and since formation has been, located in the State of Georgia. The Seller’s jurisdiction of formation is, and since formation has been, the State of Delaware.

Section 3.16 Set-off and Other Sources of Royalty Reduction. No Counterparty has exercised, and, to the Knowledge of the Seller, no Counterparty has had the right to exercise, and no event or condition exists that, upon notice or passage of time, or both, would permit any Counterparty to exercise, any Royalty Reduction or Set-off against the Purchased Royalties or any other amounts payable to the Seller under any of the Existing License Agreements. To the Knowledge of the Seller, there are no Third Party patents that would provide a basis for a Royalty Reduction. There are no compulsory licenses granted or, to the Knowledge of the Seller, threatened to be granted with respect to the Intellectual Property Rights.

Section 3.17 Margin Stock. The Seller is not engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no portion of the Investment Amount shall be used by the Seller for a purpose that violates Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

Section 3.18 Representations and Warranties as to the Company. Except as set forth on the Disclosure Letter, the Seller hereby makes each of the following representations and warranties as to the Company to the Purchaser, as of the date hereof, as follows:

(a) Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business, as now conducted, and to exercise its rights and to perform its obligations under the Existing License Agreements and the Emory/GT License Agreement. The Company is duly qualified to transact business and is in good standing in every jurisdiction in which such qualification or standing is required by Applicable Law (except where the failure to be so qualified or in good standing would not be reasonably expected to result in a Material Adverse Effect).

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(b) No Conflicts.

(i) The execution and delivery by the Company of any of the Transaction Documents to which it is a party, the performance by the Company of its obligations thereunder or the consummation by the Company of the transactions contemplated thereby will not (i) contravene, conflict with or violate any term or provision of any of the organizational documents of the Company or any of its Subsidiaries, (ii) contravene, conflict with or violate, or give any Governmental Authority or other Person the right to exercise any remedy or obtain any relief under, any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority to which the Company or any of its Subsidiaries or any of their respective assets or properties may be subject or bound, (iii) result in a breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, or give any Person the right to exercise any remedy or obtain any additional rights under, or accelerate the maturity or performance of, or payment under, or cancel or terminate, (A) except as would not be reasonably expected to result in a Material Adverse Effect, to any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound or committed (other than an Existing License Agreement and the Emory/GT License Agreement) or (B) any Existing License Agreement or the Emory/GT License Agreement, or (iv) except as provided in any of the Transaction Documents or any Permitted Platform License, result in or require the creation or imposition of any Lien on the Intellectual Property Rights, the Licensed Products, the Existing License Agreements or the Purchased Royalties.

(ii) There does not exist any Lien, nor are there any Liens granted by the Company, on or relating to the Existing License Agreements, the Intellectual Property Rights or the Licensed Products other than any Permitted Platform License. Except for Liens created under the Transaction Documents, the Company has not granted, nor does there exist, any Lien on or relating to the Purchased Royalties. Except for the license granted by the Company to each Counterparty under the Existing License Agreements prior to the Contribution and any Permitted Platform License, there are no licenses, sublicenses or other rights under the Intellectual Property Rights that have been granted to any Third Party.

(c) Authorization. The Company has all necessary corporate power and authority to execute and deliver the Transaction Documents to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of each of the Transaction Documents and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Company. Each of the Transaction Documents to which it is a party has been duly executed and delivered by an authorized officer of the Company. Each of the Transaction Documents constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

(d) Ownership. Prior to the Contribution, the Company was the exclusive owner of the entire right, title (legal and equitable) and interest in, to and under the Purchased Royalties and the Intellectual Property Rights. Prior to the Contribution, the Company duly and legally filed or applied for registration for its ownership interest in the Patents included in the Intellectual Property Rights, including the Patents listed on Schedule 3.18 the Disclosure Letter, in the appropriate agencies and in the jurisdictions listed on Schedule 3.18 to the Disclosure Letter. The Purchased Royalties sold, contributed, assigned, transferred,

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conveyed and granted to the Purchaser on the Closing Date have not been pledged, sold, contributed, assigned, transferred, conveyed or granted by the Company to any other Person prior to the Contribution.

(e) Governmental and Third Party Authorizations. The execution and delivery by the Company of the Transaction Documents to which it is a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by, or filing with, any Governmental Authority or any other Person, except for (i) the filing of a Current Report on Form 8-K with the SEC, (ii) the filing of UCC financing statements, and (iii) the delivery of the Payment Direction Letters to Aura, AV, Bausch and REGENX and the Emory/GT Consent and the Bausch Consent.

(f) No Litigation.

(i) There is no action, suit, arbitration proceeding, claim, demand, citation, summons, subpoena or other proceeding (whether civil, criminal, administrative, regulatory or informal) (i) pending or, to the Knowledge of the Company, threatened in writing by or against the Company or any of its Subsidiaries or (ii) pending against the Company or, to the Knowledge of the Company, pending or threatened by or against Aura, AV, Bausch or REGENX, their Affiliates, or any of their sublicensees, at law or in equity, that (i) would reasonably be expected to result in a liability to the Seller in excess of [***] or (ii) challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Transaction Documents to which the Company is party.

(ii) There is no inquiry or investigation (whether civil, criminal, administrative, regulatory, investigative or informal) by or before a Governmental Authority (i) pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or (ii) pending against the Company or, to the Knowledge of the Company, pending or threatened by or against Aura, AV, Bausch or REGENX, in each case in respect of the Existing License Agreements, the Emory/GT License Agreement, the Intellectual Property Rights, the Licensed Products or the Purchased Royalties, that (i) would reasonably be expected to result in a liability to the Seller in excess of [***] or (ii) challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Transaction Documents to which the Company is party.

(iii) To the Knowledge of the Company, no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such action, suit, arbitration proceeding, claim, investigation, proceeding, inquiry or investigation referred to in Section 3.18(f)(i) or 3.18(f)(ii).

(g) Solvency. Immediately after giving effect to the Contribution and the application of the proceeds therefrom, (a) the fair value of the Company’s assets will be greater than the sum of its debts, liabilities and other obligations, including contingent liabilities, (b) the present fair saleable value of the Company’s assets will be greater than the amount that would be required to pay its probable liabilities on its existing debts, liabilities and other obligations, including contingent liabilities, as they become absolute and matured in the normal course of business, (c) the Company will be able to realize upon its assets and pay its debts, liabilities and other obligations, including contingent obligations, as they mature, (d) the Company will not have unreasonably small capital with which to engage in its business, as now conducted and as proposed to be conducted following the Closing Date, (e) the Company does not have any present plans or intentions to incur debts or other obligations or liabilities beyond its ability to pay

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such debts or other obligations or liabilities as they become absolute and matured, (f) the Company will not have become subject to any Bankruptcy Event and (g) the Company will not have been rendered insolvent within the meaning of Section 101(32) of Title 11 of the United States Code.

(h) Tax Matters.

(i) No deduction or withholding for or on account of any Tax has been made from any payment to the Company under any Existing License Agreement prior to the Contribution. No payor under any Existing License Agreement or any taxing authority has ever notified the Company that any such withholding was required or would have been required absent the Company’s qualification for benefits under an applicable income Tax treaty.

(ii) There are no existing Liens for Taxes on the Purchased Royalties (or any portion thereof).

(i) No Brokers’ Fees. The Company has not taken any action that would entitle any person or entity other than JMP Group LLC, whose fees will be paid by the Company, to any commission or broker’s fee in connection with the transactions contemplated by this Purchase and Sale Agreement.

(j) Compliance with Laws. None of the Company or any of its Subsidiaries (a) has violated or is in violation of, has been given notice of any violation of, or, to the Knowledge of the Company, is under investigation with respect to or has been threatened to be charged with, any violation of, any Applicable Law or any judgment, order, writ, decree, injunction, stipulation, consent order, permit or license granted, issued or entered by any Governmental Authority or (b) is subject to any judgment, order, writ, decree, injunction, stipulation or consent order issued or entered by any Governmental Authority, in each case, that would reasonably be expected to result in a liability to the Company or any of its Subsidiaries in excess of [***].

(k) Counterparty Agreements.

(i) Other than the Transaction Documents, the REGENX Related Agreement, the Existing License Agreements, any Permitted Platform License and the agreements set forth on Schedule 3.18(k) to the Disclosure Letter, there is no contract, agreement or other arrangement (whether written or oral) to which, prior to the Contribution, the Company or any of its Subsidiaries is a party or by which any of their respective assets or properties is bound or committed that affects or otherwise relates to the Purchased Royalties, the Existing License Agreements, the Intellectual Property Rights or the interests of the Purchaser.

(ii) Each of the Existing License Agreements is in full force and effect and, prior to the Contribution, was the legal, valid and binding obligation of the Company and, to the Knowledge of the Company, each Counterparty, enforceable against the Company and, to the Knowledge of the Company, each Counterparty in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, general equitable principles and principles of public policy. Prior to the Contribution, the Company was not in breach or violation of or in default under any of the Existing License Agreements. There is no event or circumstance that, upon notice or the passage of time, or both, would constitute or give rise to any breach or default in the performance of any of the Existing License Agreements by the Company or, to the Knowledge of the Company, any Counterparty.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(iii) Prior to the Contribution, the Company had not waived any rights or defaults under the Existing License Agreements or released any Counterparty, in whole or in part, from any of its obligations under any of the Existing License Agreements. There are no oral waivers or modifications (or pending requests therefor) in respect of any of the Existing License Agreements. Neither the Company nor any Counterparty has agreed to amend or waive any provision of the Existing License Agreements, and the Company has not received or submitted any proposal to do so.

(iv) No event has occurred that, prior to the Contribution, would give the Company or, to the Knowledge of the Company, any Counterparty the right to terminate any of the Existing License Agreements or cease paying Purchased Royalties under any of the Existing License Agreements. The Company has not received any notice of an intention by any Counterparty to terminate or breach any of the Existing License Agreements, in whole or in part, or challenging the validity or enforceability of any of the Existing License Agreements or the obligation to pay the Purchased Royalties under any of the Existing License Agreements, or alleging that the Company or any Counterparty is currently in default of its obligations under any of the Existing License Agreements. To the Knowledge of the Company, there is and has been no default, violation or breach of any Counterparty under any of the Existing License Agreements. The Company has no intention of terminating any of the Existing License Agreements and has not given any Counterparty any notice of termination of any of the Existing License Agreements, in whole or in part.

(v) Except as provided in the Existing License Agreements, the Company is not a party to any agreement providing for any Royalty Reduction or permitting any Set-off against, the Purchased Royalties.

(vi) The Company has not consented to an assignment by any Counterparty of any of such Counterparty’s rights or obligations under any Existing License Agreement, and the Seller does not have Knowledge of any such assignment by any Counterparty. Except as contemplated in the Contribution Agreement and the Equity Pledge Agreement, the Company has not assigned, in whole or in part, and has not granted, incurred or suffered to exist any Lien on, the Existing License Agreements or any of the Company’s rights, title or interest in or to the Intellectual Property Rights or the Licensed Products.

(vii) Neither the Company nor any Counterparty has made any claim of indemnification under any of the Existing License Agreements.

(viii) The Company has not exercised its rights to conduct an audit under any of the Existing License Agreements.

(ix) To the Knowledge of the Company it has received all amounts owed to it under the Existing License Agreements.

(x) The Company has not received notice from any Counterparty to any Existing License Agreement that such Counterparty has granted a sublicense to any other Person.

(xi) The Company has not consented to any assignment by any Counterparty of, and, to the Knowledge of the Company, no Counterparty has assigned, the applicable Existing License Agreement or any part thereof. Except as contemplated by the Transaction Documents, the

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Company has not assigned, in whole or in part, and has not granted any liens upon or security interests with respect to, the applicable Existing License Agreement or the Purchased Royalties.

(xii) The First Commercial Sale (as defined in the Bausch License Agreement) occurred during the month of December 2021.

(l) The Emory/GT License Agreement

(i) The Emory/GT License Agreement is in full force and effect and, prior to the Contribution, was the legal, valid and binding obligation of the Company and, to the Knowledge of the Company, each of Emory and GT, enforceable against the Company and, to the Knowledge of the Company, each of Emory and GT in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, general equitable principles and principles of public policy. The Company is not in breach or violation of or in default under any provision of the Emory/GT License Agreement. There is no event or circumstance that, upon notice or the passage of time, or both, would constitute or give rise to any breach or default in the performance of any material provision of the Emory/GT License Agreement by the Company or, to the Knowledge of the Company, each of Emory and GT.

(ii) The Company has not waived any rights or defaults under the Emory/GT License Agreement or released either of Emory or GT, in whole or in part, from any of its obligations under the Emory/GT License Agreement. There are no oral waivers or modifications (or pending requests therefor) in respect of the Emory/GT License Agreement. Neither the Company nor either of Emory or GT has agreed to amend or waive any provision of the Emory/GT License Agreement, and the Company has not received or submitted any proposal to do so other than as set forth on Schedule 3.14 of the Disclosure Letter.

(iii) No event has occurred that would give the Company or, to the Knowledge of the Company, either of Emory or GT the right to terminate the Emory/GT License Agreement or for the Company to cease paying the royalty, milestone and other payments described in Article 3 of the License Agreement. The Company has not received any notice of an intention by either of Emory or GT to terminate or breach the Emory/GT License Agreement, in whole or in part, or challenging the validity or enforceability of the Emory/GT License Agreement, or alleging that the Company or either of Emory or GT is currently in default of its obligations under the Emory/GT License Agreement. To the Knowledge of the Company, there is and has been no default, violation or breach of either Emory or GT under the Emory/GT License Agreement. The Company has no intention of terminating the Emory/GT License Agreement and has not given any Counterparty any notice of termination of the Emory/GT License Agreement, in whole or in part.

(iv) The Company has not consented to an assignment by either of Emory or GT of any of their respective rights or obligations under the Emory/GT License Agreement, and the Company does not have Knowledge of any such assignment by either of Emory or GT. Except as contemplated in the Contribution Agreement, the Company has not assigned, in whole or in part, and has not granted, incurred or suffered to exist any Lien on, the Emory/GT License Agreement or any of the Seller’s rights, title or interest in or to the Intellectual Property Rights or the Licensed Products (as defined in the Emory/GT License Agreement).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(v) Neither the Company nor Emory or GT has made any claim of indemnification under the Emory/GT License Agreement.

(vi) Prior to the Contribution, the Seller has not exercised its rights to conduct an audit under the Emory/GT License Agreement.

(vii) Prior to the Contribution, to the Knowledge of the Company, the Company paid all amounts owed by it to Emory and GT under the Emory/GT License Agreement.

(m) UCC Matters. The Company’s exact legal name is, and for the preceding 10 years has been, “Clearside Biomedical, Inc.” The Company’s principal place of business is, and for the preceding 10 years has been, located in the State of Georgia. The Company’s jurisdiction of organization is, and for the preceding 10 years has been, the State of Delaware. For the preceding 10 years, the Company has not been the subject of any merger or other corporate or other reorganization in which its identity or status was materially changed, except in each case where it was the surviving or resulting Person.

(n) Set-off and Other Sources of Royalty Reduction. No Counterparty has exercised, and, to the Knowledge of the Company, no Counterparty has had the right to exercise, and no event or condition exists that, upon notice or passage of time, or both, would permit any Counterparty to exercise, any Royalty Reduction or Set-off against the Purchased Royalties or any other amounts payable to the Company under any of the Existing License Agreements. To the Knowledge of the Company, there are no Third Party patents that would provide a basis for a Royalty Reduction. There are no compulsory licenses granted or, to the Knowledge of the Company, threatened to be granted with respect to the Intellectual Property Rights.

(o) Margin Stock. The Company is not engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no portion of the Investment Amount shall be used by the Seller for a purpose that violates Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller, as of the date hereof, as follows:

Section 4.1 Organization. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware.

Section 4.2 No Conflicts. The execution and delivery by the Purchaser of any of the Transaction Documents to which the Purchaser is party, the performance by the Purchaser of its obligations hereunder or thereunder or the consummation by the Purchaser of the transactions contemplated hereby or thereby will not (i) contravene, conflict with or violate any term or provision of any of the organizational documents of the Purchaser, (ii) contravene, conflict with or violate, or give any Governmental Authority or other Person the right to exercise any remedy or obtain any relief under, in any material respect, any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority to which the Purchaser or any of its assets or properties may be subject or bound or (iii) result in a breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, or give any Person any right to exercise any remedy, or accelerate the maturity or performance of, in any material respect, any contract, agreement, indenture, lease, license, deed,

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

commitment, obligation or instrument to which the Purchaser is a party or by which the Purchaser or any of its assets or properties is bound or committed.

Section 4.3 Authorization. The Purchaser has all necessary partnership power and authority to execute and deliver the Transaction Documents to which the Purchaser is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Transaction Documents to which the Purchaser is party and the performance by the Purchaser of its obligations hereunder and thereunder have been duly authorized by the Purchaser. Each of the Transaction Documents to which the Purchaser is party has been duly executed and delivered by the Purchaser. Each of the Transaction Documents to which the Purchaser is party constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and general equitable principles.

Section 4.4 Governmental and Third Party Authorizations. The execution and delivery by the Purchaser of the Transaction Documents to which the Purchaser is party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by, or filing with, any Governmental Authority or any other Person, except for the filing of UCC financing statements, and the delivery of the Payment Direction Letters to Aura, AV, Bausch and REGENX.

Section 4.5 No Litigation. There is no (a) action, suit, arbitration proceeding, claim, demand, citation, summons, subpoena, investigation or other proceeding (whether civil, criminal, administrative, regulatory, investigative or informal) pending or, to the knowledge of the Purchaser, threatened by or against the Purchaser, at law or in equity, or (b) inquiry or investigation (whether civil, criminal, administrative, regulatory, investigative or informal) by or before a Governmental Authority pending or, to the knowledge of the Purchaser, threatened against the Purchaser, that, in any case challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Transaction Documents.

Section 4.6 Access to Information. The Purchaser acknowledges that it has (a) reviewed such documents and information relating to the Intellectual Property Rights and the Covered Products and (b) had the opportunity to ask questions of, and to receive answers from, representatives of the Seller concerning the Intellectual Property Rights and the Covered Products, in each case, as it deemed necessary to make an informed decision to purchase, acquire and accept the Purchased Royalties in accordance with the terms of this Purchase and Sale Agreement. The Purchaser has knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the risks and merits of purchasing, acquiring and accepting the Purchased Royalties in accordance with the terms of this Purchase and Sale Agreement.

Section 4.7 Funds Available. As of the date hereof, the Purchaser has sufficient funds on hand to satisfy its obligations to pay the Closing Payment due and payable within the time period specified in Section 2.2(a). The Purchaser acknowledges and agrees that its obligations under this Purchase and Sale Agreement are not contingent on obtaining financing.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AGENT

The Purchaser Agent hereby represents and warrants to the Seller, as of the date hereof, as follows:

Section 5.1 Organization. The Purchaser Agent is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.

Section 5.2 No Conflicts. The execution and delivery by the Purchaser Agent of any of the Transaction Documents to which the Purchaser Agent is party, the performance by the Purchaser Agent of its obligations hereunder or thereunder or the consummation by the Purchaser Agent of the transactions contemplated hereby or thereby will not (i) contravene, conflict with or violate any term or provision of any of the organizational documents of the Purchaser Agent, (ii) contravene, conflict with or violate, or give any Governmental Authority or other Person the right to exercise any remedy or obtain any relief under, in any material respect, any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority to which the Purchaser Agent or any of its assets or properties may be subject or bound or (iii) result in a breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, or give any Person any right to exercise any remedy, or accelerate the maturity or performance of, in any material respect, any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which the Purchaser Agent is a party or by which the Purchaser Agent or any of its assets or properties is bound or committed.

Section 5.3 Authorization. The Purchaser Agent has all necessary limited liability company power and authority to execute and deliver the Transaction Documents to which the Purchaser Agent is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Transaction Documents to which the Purchaser Agent is party and the performance by the Purchaser Agent of its obligations hereunder and thereunder have been duly authorized by the Purchaser Agent. Each of the Transaction Documents to which the Purchaser Agent is party has been duly executed and delivered by the Purchaser Agent. Each of the Transaction Documents to which the Purchaser Agent is party constitutes the legal, valid and binding obligation of the Purchaser Agent, enforceable against the Purchaser Agent in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and general equitable principles.

Section 5.4 Governmental and Third Party Authorizations. The execution and delivery by the Purchaser Agent of the Transaction Documents to which the Purchaser Agent is party, the performance by the Purchaser Agent of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by, or filing with, any Governmental Authority or any other Person, except for the filing of UCC financing statements and the delivery of the Payment Direction Letters to Aura, AV, Bausch and REGENX.

Section 5.5 No Litigation. There is no (a) action, suit, arbitration proceeding, claim, demand, citation, summons, subpoena, investigation or other proceeding (whether civil, criminal, administrative, regulatory, investigative or informal) pending or, to the knowledge of the Purchaser Agent, threatened by or against the Purchaser Agent, at law or in equity, or (b) inquiry or investigation (whether civil, criminal, administrative, regulatory, investigative or informal) by or before a Governmental Authority pending or, to the knowledge of the Purchaser Agent, threatened against the Purchaser Agent, that, in any case

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Transaction Documents.

Section 5.6 Access to Information. The Purchaser Agent acknowledges that it has (a) reviewed such documents and information relating to the Intellectual Property Rights and the Covered Products and (b) had the opportunity to ask questions of, and to receive answers from, representatives of the Seller concerning the Intellectual Property Rights and the Covered Products, in each case, as it deemed necessary to make an informed decision to purchase, acquire and accept the Purchased Royalties in accordance with the terms of this Purchase and Sale Agreement. The Purchaser Agent has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the risks and merits of purchasing, acquiring and accepting the Purchased Royalties in accordance with the terms of this Purchase and Sale Agreement.

ARTICLE VI
COVENANTS

The Parties covenant and agree as follows:

Section 6.1 Books and Records; Notices.

(a) The Seller shall keep and maintain, or cause to be kept and maintained, at all times, full and accurate books and records adequate to reflect accurately all financial information received and all amounts paid or received under the Covered License Agreements in respect of the Purchased Royalties.

(b) Promptly (but in no event more than [***]) after receipt by the Seller of (i) (x) notice of the commencement by any Third Party of, or (y) written notice from any Third Party threatening to commence, in either case any action, suit, arbitration proceeding, claim, demand, investigation or other proceeding relating to this Purchase and Sale Agreement, any of the other Transaction Documents, any Covered License Agreement, any transaction contemplated hereby or thereby or the Purchased Royalties (in any case other than any notice contemplated in Section 6.1(e)), or (ii) any other correspondence relating to the foregoing, the Seller shall (A) notify the Purchaser Agent in writing of the receipt of such notice or correspondence and provide the Purchaser Agent with a written summary of all material details thereof and (B) to the extent not prohibited by obligations of confidentiality contained in the Covered License Agreements, if such notice is in writing, furnish the Purchaser Agent with a copy thereof and any materials reasonably related thereto.

(c) Following the completion of each calendar quarter during the term of this Purchase and Sale Agreement, as promptly as practicable, but in any event no later than [***] after the Seller receives a Royalty Report for such calendar quarter, the Seller shall deliver to the Purchaser Agent a true, correct and complete copy of each report in respect of such completed calendar quarter.

(d) Promptly (but in no event more than [***]) after receipt by the Seller of any material written notice, certificate, offer, proposal, correspondence, report or other communication relating to any Covered License Agreement, the Intellectual Property Rights, the Purchased Royalties or, except in relation to the REGENX Related Agreement, any Covered Product (in any case, other than any notice contemplated by Section 6.1(b) or 6.1(e)), the Seller shall (i) notify the Purchaser Agent in writing of the receipt thereof and provide the Purchaser Agent with a written summary of all material details thereof and (ii) to the extent not prohibited by obligations of confidentiality contained in the Covered License Agreements, furnish the Purchaser Agent with a copy thereof.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(e) The Seller shall provide the Purchaser Agent with written notice as promptly as practicable (and in any event within [***]) after obtaining Knowledge of any of the following:

(i) the occurrence of any Bankruptcy Event in respect of the Seller;

(ii) any material breach or default by the Seller of or under any material covenant, agreement or other provision of any Transaction Document;

(iii) the Seller, any Counterparty or any other Third Party receiving any notice of audit or regulatory action by the FDA (or foreign equivalent thereof) relating to any of the Covered Products or the Purchased Royalties;

(iv) any representation or warranty made by the Seller in this Purchase and Sale Agreement or any of the other Transaction Documents (or in any certificate delivered by the Seller to the Purchaser pursuant to this Purchase and Sale Agreement) shall prove to be untrue, inaccurate or incomplete in any material respect on the date as of which made; or

(v) the occurrence or existence of any change, effect, event, occurrence, state of facts, development or condition that has had, or would reasonably be expected to have, a Material Adverse Effect.

(f) In addition to the quarterly Royalty Reports to be delivered to the Purchaser pursuant to Section 6.1(c), Seller shall, on a quarterly basis, provide a written update to Purchaser Agent regarding the Purchased Royalties. Upon the delivery of such quarterly update by Seller to Purchaser Agent, either Seller or Purchaser Agent may reasonably request to hold one videoconference for the purpose of discussing such quarterly update. In addition to the foregoing, Purchaser Agent shall have the right, [***], to request an in-person meeting at a reasonable location selected by Purchaser Agent. Any such videoconference or meeting shall be at a mutually agreeable reasonable date and time and shall include an executive officer of each of the Company, Seller and Purchaser Agent. Each of the Company, Seller and Purchaser Agent shall be solely responsible for their own costs and expenses associated with such videoconferences and meetings, including all travel and accommodations.

(g) The Seller shall notify the Purchaser Agent in writing not less than [***] prior to any change in, or amendment or alteration of, the Seller’s (i) legal name, (ii) form or type of organizational structure or (iii) jurisdiction of organization.

(h) The Seller shall notify the Purchaser Agent in writing not more than [***] after becoming aware that any Tax may be required to be withheld with respect to any payment under any Existing License Agreement or Future License Agreement or otherwise to the Purchaser pursuant to the Purchase and Sale Agreement.

Section 6.2 Public Announcement. No Party shall, and each Party shall cause its Affiliates not to, without the prior written consent of the other Parties (which consent shall not be unreasonably withheld or delayed), issue any press release or make any other public disclosure with respect to this Purchase and Sale Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby, except if and to the extent that any such release or disclosure is required by Applicable Law, by the rules and regulations of any securities exchange or market on which any security of such Party may be listed or traded or by any Governmental Authority of competent jurisdiction, in which case, the Party proposing to issue such press release or make such public disclosure shall, to the extent reasonably practicable, (a) provide to the other Parties a copy of such proposed release

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

or disclosure and (b) consider in good faith any comments or changes that the other Party may propose or suggest; provided that a Party may freely make any public disclosure identical to a disclosure previously reviewed by the other Party in accordance with the foregoing clauses (a) and (b). Notwithstanding the foregoing, the Purchaser and the Purchaser Agent understand and agree that the Seller intends to file with the SEC a Current Report on Form 8-K describing the material terms of the transactions contemplated by this Purchase and Sale Agreement and the other Transaction Documents and some or all of the Transaction Documents as exhibits thereto or to another filing with the SEC, provided, that the Seller shall (a) provide to the Purchaser Agent a draft of such filings with the SEC and (b) consider in good faith any comments or changes that the Purchaser Agent may propose or suggest. The Seller and the Purchaser Agent shall jointly prepare a press release for dissemination promptly following the Closing, such press release to be substantially in the form attached hereto as Exhibit I.

Section 6.3 Further Assurances.

(a) Subject to the terms and conditions of this Purchase and Sale Agreement, each Party shall use commercially reasonable efforts to execute and deliver such other documents, certificates, instruments, agreements and other writings, take such other actions and perform such additional acts under Applicable Law as may be reasonably requested by the other Party and necessary to implement expeditiously the transactions contemplated by, and to carry out the purposes and intent of the provisions of, this Purchase and Sale Agreement and the other Transaction Documents, including to (i) perfect the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Royalties to the Purchaser pursuant to this Purchase and Sale Agreement, (ii) perfect, protect, more fully evidence, vest and maintain in the Purchaser good, valid and marketable rights and interests in and to the Purchased Royalties free and clear of all Liens (other than Liens under the Transaction Documents), (iii) create, evidence and perfect the Purchaser’s back-up security interest granted pursuant to Section 2.1(d), and (iv) enable the Purchaser to exercise or enforce any of the Purchaser’s rights under any Transaction Document to which the Purchaser is party.

(b) The Seller, the Purchaser and the Purchaser Agent shall cooperate and provide assistance as reasonably requested by any other Party, at the expense of such other Party (except as otherwise set forth herein), in connection with any litigation, arbitration, investigation or other proceeding (whether threatened, existing, initiated or contemplated prior to, on or after the Closing Date) to which the other Party, any of its Affiliates or controlling persons or any of their respective officers, directors, managers, employees or controlling persons is or may become a party or is or may become otherwise directly or indirectly affected or as to which any such Persons have a direct or indirect interest, in each case relating to any Transaction Document, the transactions contemplated hereby or thereby or the Purchased Royalties, but in all cases excluding any litigation brought by the Seller (for itself or on behalf of any Seller Indemnified Party) against the Purchaser or the Purchaser Agent or brought by the Purchaser or the Purchaser Agent (in each case, for itself or on behalf of any Purchaser Indemnified Party) against the Seller.

(c) The Seller shall use its commercially reasonable efforts to comply in all material respects with all Applicable Laws with respect to the Transaction Documents, the Covered License Agreements and the Purchased Royalties, except where compliance therewith is being contested by the Seller in good faith by appropriate proceedings.

(d) The Seller shall not enter into any contract, agreement or other legally binding arrangement (whether written or oral), or grant any right to any other Person, in any case that would reasonably be expected to conflict with the Transaction Documents or serve or operate to limit, circumscribe or alter any

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

of the Purchaser’s rights under the Transaction Documents (or the Purchaser’s ability to exercise any such rights).

(e) Promptly following the Closing, in accordance with the Contribution Agreement, the Company shall pay all commissions and broker’s fees owed to JMP Group LLC by the Seller in connection with the transactions contemplated by this Purchase and Sale Agreement.

(f) Following the Closing, in accordance with the Emory/GT Consent and the Contribution Agreement, the Company shall continue making all royalty payments and milestone payments to Emory and GT as required under the Emory/GT License Agreement.

Section 6.4 Payments on Account of the Purchased Royalties.

(a) If, notwithstanding the terms of the Payment Direction Letters and the Account Control Agreement, any Counterparty, any of its Affiliates, any of its sublicensees, or any other Person makes any future payment of the Purchased Royalties to the Seller or any of its Subsidiaries, then (i) such amount shall be held by the Seller (or such Subsidiary) in trust for the benefit of the Purchaser, (ii) the Seller (or such Subsidiary) shall have no right, title or interest whatsoever in such portion of such payment and shall not create or suffer to exist any Lien thereon and (iii) the Seller (or such Subsidiary) promptly, and in any event no later than [***] following the receipt by the Seller (or such Subsidiary) of such portion of such payment, shall remit such portion of such payment to the Purchaser Account pursuant to Section 6.4(b) in the exact form received with all necessary endorsements.

(b) All payments required to be made to the Purchaser pursuant to this Purchase and Sale Agreement shall be made by wire transfer of immediately available funds, without Set-off or deduction, to the account provided by the Purchaser Agent in writing (or to such other account as the Purchaser Agent shall notify the Seller in writing from time to time) (the “Purchaser Account”).

(c) If, notwithstanding the terms of the Payment Direction Letters and the Account Control Agreement, any Counterparty, any of its Affiliates, any of its sublicensees or any other Person makes any payment to the Purchaser that does not consist entirely of Purchased Royalties, then (i) the portion of such payment that does not constitute Purchased Royalties shall be held by the Purchaser in trust for the benefit of the Seller, (ii) the Purchaser shall have no right, title or interest whatsoever in such payment and shall not create or suffer to exist any Lien thereon and (iii) the Purchaser promptly, and in any event no later than [***] following the receipt by the Purchaser of such payment, shall remit such payment to the Seller Account pursuant to Section 6.4(d) in the exact form received with all necessary endorsements.

(d) The Purchaser shall make all payments required to be made by it to the Seller pursuant to this Purchase and Sale Agreement by wire transfer of immediately available funds, without Set-off or deduction to the account set forth on Exhibit J (or to such other account as the Seller shall notify the Purchaser Agent in writing from time to time) (the “Seller Account”).

(e) If any Counterparty takes any Set-off against the Purchased Royalties (other than for any prior overpayment of Purchased Royalties actually made to the Purchaser) for any liability, debt or other obligation that the Seller owes or allegedly owes to such Counterparty, then the Seller shall cause the amount of such Set-off to be paid promptly (but in no event later than [***]) following such Set-off to the Purchaser Account. If such Counterparty subsequently makes a payment to the Purchaser in respect of a Set-off previously taken against the Purchased Royalties and the Seller previously made a payment to the Purchaser in the amount of such Set-off pursuant to the foregoing sentence, then the Purchaser shall

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

promptly (but in no event later than [***]) after the Purchaser receives such payment by such Counterparty, pay to the Seller the amount of such payment.

Section 6.5 Covered License Agreements.

(a) The Seller (i) shall perform and comply with in all material respects its obligations under the Covered License Agreements, (ii) shall not, except with the Purchaser’s consent, (A) forgive, release or compromise any Purchased Royalties payable by the applicable Counterparty under any Covered License Agreement, or (B) amend, modify, supplement, restate, waive, cancel or terminate (or consent to any cancellation or termination of), in whole or in part, any provision of or right under any Covered License Agreement in a manner that would adversely affect Purchaser’s rights under this Purchase and Sale Agreement (including the timing, amount or duration of the Purchased Royalties), (iii) shall not, except with the Purchaser’s consent, enter into any new contract, agreement or legally binding arrangement in respect of the Purchased Royalties, the Intellectual Property Rights or, except in relation to the REGENX Related Agreement, the Covered Products, provided that Purchaser’s consent shall not be required with respect to any entry into a Permitted Platform License or any contract, agreement or legally binding arrangement in respect of in-licensed or internally developed therapies, including, but not limited to, those shown on Schedule 1.2 and (iv) shall not agree to do any of the foregoing, provided, however, that the Purchaser’s consent with respect to any Future License Agreement shall not be required, unless such Future License Agreement would be reasonably expected to impair or have a material adverse effect on an Existing License Agreement. The Seller shall promptly (and in any case within [***]) deliver to the Purchaser Agent copies of all fully-executed or definitive writings related to the matters set forth in clauses (ii), (iii) and (iv) of the immediately preceding sentence. Except as otherwise expressly set forth in this ARTICLE VI and except as otherwise consented to by the Purchaser, the Seller shall not grant or withhold any consent, exercise or waive any right or option, fail to exercise any right or option or deliver to any Counterparty any notice under any Covered License Agreement. The Seller shall promptly (and in any case within [***]) deliver to the Purchaser Agent copies of all fully-executed or definitive writings related to the matters set forth in the immediately preceding sentence.

(b) Promptly (and in any case within [***]) after (i) receiving (x) notice from any Counterparty, including any notice terminating any Covered License Agreement (in whole or in part), alleging any breach of or default under any Covered License Agreement by the Seller related to the Purchased Royalties, or any other material breach or default, or asserting the existence of any facts, circumstances or events that, alone or together with other facts, circumstances or events, would reasonably be expected (with or without the giving of notice or passage of time, or both) to give rise to a breach of or default under any Covered License Agreement by the Seller related to the Purchased Royalties, or any other material breach or default, or the right to terminate any Covered License Agreement (in whole or in part) by such Counterparty, or (y) any other correspondence relating to the foregoing, or (ii) the Seller otherwise has Knowledge of any fact, circumstance or event that, alone or together with other facts, circumstances or events, would reasonably be expected (with or without the giving of notice or passage of time, or both) to give rise to a breach of or default under any Covered License Agreement by the Seller related to the Purchased Royalties, or any other material breach or default, or the right to terminate any Covered License Agreement (in whole or in part) by any Counterparty, in each case the Seller shall (A) (x) give written notice thereof to the Purchaser Agent and provide the Purchaser Agent with a written summary of all material details thereof, (y) to the extent not prohibited by obligations of confidentiality contained in the Covered License Agreements, include a copy of any written notice received from such Counterparty, and (z) in the case of any such breach or default or alleged breach or default by the Seller, describe in reasonable detail any corrective action the Seller proposes to take in respect of such breach or default, and (B) in the case of any such breach or default or alleged breach or default by the Seller, use commercially reasonable efforts to cure such breach or default and give written notice to the Purchaser

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Agent upon curing such breach or default; provided, however, that, if the Seller fails to promptly (and in any event at least [***] prior to the cure period applicable thereto) cure any such breach or default, without limiting any other rights it may have, the Purchaser Agent shall, on behalf of the Purchaser and upon written notice to the Seller and to the extent permitted by the Covered License Agreements, be entitled to take any and all actions the Purchaser Agent considers reasonably necessary to promptly cure such breach or default, and the Seller shall cooperate with the Purchaser Agent for such purpose and reimburse the Purchaser Agent, promptly (but in no event later than [***]) following demand, for all out-of-pocket costs and expenses incurred by the Purchaser Agent in connection therewith.

(c) Promptly after the Seller obtains Knowledge of any actual or alleged breach of or default that relates to the Purchased Royalties or any other actual or alleged material breach of or default under any Covered License Agreement by the applicable Counterparty (each, a “Defaulting Party”) or of the existence of any facts, circumstances or events that, alone or together with other facts, circumstances or events, would reasonably be expected (with or without the giving of notice or passage of time, or both) to give rise to any such breach of or default or the right to terminate any Covered License Agreement (in whole or in part) by the Seller, in each case the Seller shall promptly (but in any event within [***]) give written notice thereof to the Purchaser Agent and provide the Purchaser Agent with a written summary of all material details thereof and act as mutually agreed to take such permissible actions (including commencing legal action against the Defaulting Party and the selection of legal counsel reasonably satisfactory to the Purchaser Agent) to enforce compliance by the Defaulting Party with the relevant provisions of the applicable Covered License Agreement and to exercise any or all of the Seller’s rights and remedies, whether under such Covered License Agreement or by operation of law, with respect thereto. If the Seller is required to act as directed by the Purchaser Agent pursuant to this Section 6.5(d), then the Purchaser shall reimburse the Seller, promptly on demand, for all out-of-pocket costs and expenses (including the reasonable fees and expenses of the Seller’s counsel) incurred by the Seller in connection with the Seller’s actions and exercise of rights and remedies pursuant to clause (ii) of the immediately preceding sentence; provided, however, that such out-of-pocket costs and expenses (including the reasonable fees and expenses of the Seller’s counsel) shall be borne by the Seller if (x) such breach, default or termination event or alleged breach, default or termination event results from a breach of or default under any Covered License Agreement by the Seller or (y) the Seller acts without or contrary to the Purchaser Agent’s direction. The Purchaser Agent shall, except to the extent prohibited by the obligations of confidentiality contained in the Covered License Agreements, have the right, at its sole cost and expense, to attend (or, if the Seller is required to act as directed by the Purchaser Agent pursuant to this Section 6.5(d), participate in) any meeting, discussion, action, suit or other proceeding relating to any such breach, default or termination event or alleged breach, default or termination event, including any counterclaim, settlement discussions or meetings; provided, however, that the Purchaser Agent shall have no such right to attend or participate, as applicable, if the exercise thereof would adversely affect the maintenance by the Seller of any applicable attorney-client privilege (and, in such event, the Parties agree to use commercially reasonable efforts to effect such other arrangements to preserve such privilege, including negotiating to enter into a mutually-acceptable joint defense agreement). Notwithstanding anything to the contrary contained in this ARTICLE VI, nothing herein shall prevent, restrict or limit the Purchaser Agent, on behalf of the Purchaser, from directly enforcing, at the Purchaser Agent’s sole cost and expense, a Defaulting Party’s payment obligations in respect of the Purchased Royalties with counsel selected by the Purchaser Agent in its sole discretion; provided, however, that the Seller shall, except to the extent prohibited by obligations of confidentiality contained in the Covered License Agreements, make available its relevant records and personnel to the Purchaser Agent in connection with any such enforcement and provide reasonable assistance and authority to file and bring any legal action in connection therewith, including, if required, being joined as a party plaintiff, and the Purchaser Agent shall reimburse the Seller, promptly on demand, for all out-of-pocket costs and expenses incurred by the Seller in connection therewith, (x) unless the Defaulting Party’s breach, default or termination event or

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alleged breach, default or termination event results from a breach of or default under any Covered License Agreement by the Seller or (y) the Seller acts without or contrary to the Purchaser Agent’s direction in respect of any such breach or default or alleged breach or default (if the Seller is required to act as directed by the Purchaser Agent pursuant to this Section 6.5(d)).

(d) Patent Prosecution, Enforcement and Defense.

(i) To the extent required or permitted by the applicable Covered License Agreements, the Seller shall take any and all actions, and prepare, execute, deliver and file any and all agreements, documents and instruments, that are reasonably necessary or desirable to diligently preserve and maintain the applicable Intellectual Property Rights, including payment of maintenance fees or annuities. In connection with any actions or decisions by the Seller not to act in respect of matters contemplated by the foregoing sentence, to the extent such action or decision would reasonably be expected to have a Material Adverse Effect, the Seller shall provide advance written notice of all such actions or decisions not to act in order to consult with the Purchaser Agent, and the Seller shall, in good faith, give due consideration to any reasonable suggestions of, the Purchaser Agent.

(ii) To the extent required or permitted by the applicable Covered License Agreements, the Seller shall (A) diligently defend (and enforce) the applicable Intellectual Property Rights against infringement or interference by any other Person, and against any claims of invalidity or unenforceability, in any jurisdiction (including by bringing any legal action for infringement or defending any counterclaim of invalidity or action of any other Person for declaratory judgment of non-infringement or non-interference) and (B) when available in respect of any applicable Licensed Product, obtain patents and any corrections, substitutions, reissues and reexaminations thereof and obtain patent term extensions and any other forms of patent term restoration in any country. In connection with the Seller’s actions or decisions not to act in respect of matters contemplated by the foregoing sentence, the Seller shall provide advance written notice of all such actions or decisions not to act in order to consult with the Purchaser Agent, if applicable, and, if applicable, allow the Purchaser Agent sufficient time to issue instructions. The Seller shall promptly (but in any event within [***]) provide to the Purchaser Agent a copy of any written notice or other documentation received in connection with any such legal action, suit or other proceeding.

(iii) The Seller shall, except to the extent prohibited by obligations of confidentiality contained in the Covered License Agreements, promptly (but in any event within [***]) after receipt thereof, provide to the Purchaser Agent a copy of all substantive written notices or other documentation relating to the patentability, enforceability, validity, scope or term of the Patents, and shall provide the Purchaser Agent with a copy of drafts of any written material proposed to be filed in response thereto.

(iv) The Parties shall bear their own costs and expenses in connection with the actions pursuant to this Section 6.5.

(v) The Seller shall not disclaim or abandon, or fail to take any Commercially Reasonable Action necessary or desirable to prevent the disclaimer or abandonment of, any Intellectual Property Rights.

(e) Except in connection with any assignment by the Seller of its rights and a delegation by the Seller of its obligations under this Purchase and Sale Agreement pursuant to and in accordance with

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Section 11.4 and except in connection with any Permitted Platform License, the Seller shall not dispose of, assign or otherwise transfer, in whole or in part, any Covered License Agreement, the Purchased Royalties or any of the Seller’s right, title or interest in or to the applicable Intellectual Property Rights. The Seller shall not grant any Lien on the Intellectual Property Rights or the License Agreements other than any Permitted Platform License. Notwithstanding the foregoing, Seller may enter into any intercreditor agreement permitted pursuant to Section 4.01(b) of the Contribution Agreement, with such intercreditor agreement to be reasonably satisfactory to the Purchaser.

Section 6.6 Termination of the Covered License Agreements.

(a) Without limiting the provisions of Section 6.5 or any other rights or remedies the Purchaser may have under this Purchase and Sale Agreement, if a Counterparty terminates a Covered License Agreement or a Covered License Agreement otherwise terminates (whether in whole or in part), in any case during the term of such Covered License Agreement, then the Seller shall, at the Purchaser’s request and direction, use Commercially Reasonable Efforts for a period of [***] following such termination to negotiate a license with a Third Party with respect to the applicable Intellectual Property Rights in the applicable Field (as defined in the applicable Covered License Agreement) for such Third Party to make, have made, use, import, offer for sale and sell the applicable Covered Products for any purpose that the terminating Counterparty would have been permitted to make, have made, use, import, offer for sale and sell the applicable Covered Products under the applicable Covered License Agreement, which license shall (i) become effective not earlier than the effective date of such termination, (ii) expire not later than the last day of the applicable royalty term under such Covered License Agreement (and, if such termination is only in part in respect of the applicable Licensed Product in a particular country (and not in whole), the applicable royalty term shall be such term that is applicable under the applicable Covered License Agreement for such applicable Licensed Product in such country) and (iii) include terms, conditions and limitations that are not materially less favorable to the Seller, taking into account the sale of the Purchased Royalties pursuant to the Transaction Documents, than those contained in the Covered License Agreements, including with respect to obligations and costs imposed on the Seller, disclaimers of the Seller’s liability, intellectual property ownership and control and indemnification of the Seller (any such license, a “New Arrangement”). The Seller shall consult and reasonably consider any comments from the Purchaser Agent with respect to such negotiation of a New Arrangement. If the Seller is unable to secure a New Arrangement within [***] of the termination of the applicable Covered License Agreement (or such shorter period as the Seller and the Purchaser Agent shall agree), then the Purchaser shall have the right to negotiate a New Arrangement on behalf of the Seller, and the Seller agrees to use Commercially Reasonable Efforts to cooperate and assist the Purchaser in connection with the Purchaser’s efforts pursuant to this sentence.

(b) Should the Seller or the Purchaser identify any New Arrangement pursuant to Section 6.6(a), the Seller agrees to exercise commercially reasonable efforts to promptly duly execute and deliver a new license agreement effecting such New Arrangement that satisfies the foregoing requirements.

(c) Each of the Seller and the Purchaser shall bear its own costs and expenses in connection with any New Arrangement.

Section 6.7 Audits.

(a) The Seller shall not, without first consulting the Purchaser Agent, cause an inspection or audit of any Counterparty’s books and records to be conducted pursuant to and in accordance with Section 4.6 of the Aura License Agreement, Section 8.08 of the AV License Agreement, Section 8.6 of the Bausch License Agreement and Section 6.9 of the REGENX License Agreement, as the case may be. From time

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to time, but not more frequently than [***], the Purchaser Agent may request the Seller to, and the Seller shall, cause an inspection or audit of any Counterparty’s books and records in respect of the Purchased Royalties to be conducted pursuant to and in accordance with Section 4.6 of the Aura License Agreement, Section 8.08 of the AV License Agreement, Section 8.6 of the Bausch License Agreement and Section 6.9 of the REGENX License Agreement, as the case may be. For the purposes of exercising the Purchaser Agent’s rights pursuant to this Section 6.7(a) in respect of the Aura License Agreement, the AV License Agreement, the Bausch License Agreement or the REGENX License Agreement, the Seller shall exercise any applicable right to appoint a public accounting firm of nationally recognized standing as the Purchaser Agent shall select for such purpose (it being understood and agreed that any such public accounting firm shall, pursuant to Section 4.6 of the Aura License Agreement, Section 8.08 of the AV License Agreement, Section 8.6 of the Bausch License Agreement and Section 6.9 of the REGENX License Agreement, be reasonably acceptable to Aura, AV, Bausch, or REGENX, respectively). The Seller and the Purchaser Agent agree that all of the expenses of, and amounts payable to Aura, AV, Bausch and REGENX, as the case may be, as a result of any inspection or audit carried out at the request of the Purchaser Agent pursuant to this Section 6.7(a) that would otherwise be borne by the Seller pursuant to the applicable License Agreement shall instead be borne by the Purchaser Agent and reimbursed to the Seller promptly on demand, including such reasonable fees and expenses of such public accounting firm as are to be borne by the Seller pursuant to Section 8.6 of the Bausch License Agreement, Section 4.6 of the Aura License Agreement, Section 8.08 of the AV License Agreement, Section 8.6 of the Bausch License Agreement and Section 6.9 of the REGENX License Agreement, as the case may be, together with the Seller’s out-of-pocket costs and expenses incurred in connection with such inspection or audit; provided, that the Purchaser Agent shall be reimbursed by the Seller for any such fees and expenses to the extent the Seller is entitled to receive reimbursement from Aura, AV, Bausch or REGENX, as the case may be; provided, further, that, for the avoidance of doubt, any audit caused by the Seller pursuant to the first sentence of this Section 6.7(a) shall not be deemed to be carried out at the request of the Purchaser Agent and the Purchaser Agent shall have no obligation to reimburse the Seller, pursuant to this sentence, for any fees, costs or expenses incurred by the Seller in connection therewith. The Seller shall, to the extent not prohibited by obligations of confidentiality contained in the License Agreement pursuant to which an inspection or audit in respect of the Purchased Royalties is conducted, promptly (but in no event later than [***]) furnish to the Purchaser Agent any inspection or audit report prepared in connection with such inspection or audit.

(b) In the event that any inspection or audit conducted pursuant to Section 6.7(a) uncovers that the amounts actually paid to the Purchaser for any period in respect of the Purchased Royalties were greater than the amounts that should have been paid to the Purchaser for such period in respect of the Purchased Royalties, the Purchaser Agent shall cause the amount of such overpayment to be paid to the applicable Counterparty promptly (but in no event later than [***]) after delivery to the Purchaser Agent, pursuant to Section 6.7(a), of the applicable inspection or audit report or certificate, as the case may be, showing such overpayment. In the event that any inspection or audit conducted pursuant to Section 6.7(a) uncovers that the amounts actually paid to the Purchaser for any period in respect of the Purchased Royalties were less than the amounts that should have been paid to the Purchaser for such period in respect of the Purchased Royalties, the Seller shall cooperate and provide assistance as reasonably requested by the Purchaser Agent to cause the amount of such underpayment to be paid to the Purchaser by the applicable Counterparty in accordance with the timeframe set forth in the applicable License Agreement promptly after delivery to the Purchaser Agent, pursuant to Section 6.7(a), of the applicable inspection or audit report or certificate, as the case may be, showing such underpayment.

Section 6.8 Emory/GT License Agreement.

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(a) The Seller (i) shall perform and comply with in all material respects its obligations under the Emory/GT License Agreement (after giving effect to the Emory/GT Consent), (ii) shall not, except with the Purchaser’s consent, amend, modify, supplement, restate, waive, cancel or terminate (or consent to any cancellation or termination of), in whole or in part, any provision of or right under any Emory/GT License Agreement (other than any amendment contemplated by Schedule 6.13), (iii) shall not, except with the Purchaser’s consent, enter into any new contract, agreement or legally binding arrangement which would reasonably be expected to have an adverse effect on the Emory/GT License Agreement; and (iv) shall not agree to do any of the foregoing. The Seller shall promptly (and in any case within [***]) deliver to the Purchaser Agent copies of all fully-executed or definitive writings related to the matters set forth in clauses (ii), (iii) and (iv) of the immediately preceding sentence; provided that such writings shall be deemed delivered upon Seller filling such writings with the SEC.

(b) Except as otherwise expressly set forth in this ARTICLE VI and except as otherwise consented to by the Purchaser, the Seller shall not grant or withhold any consent, exercise or waive any right or option, fail to exercise any right or option or deliver to GT or Emory any notice under the Emory/GT License Agreement. The Seller shall promptly (and in any case within [***]) deliver to the Purchaser Agent copies of all fully-executed or definitive writings related to the matters set forth in the immediately preceding sentence; provided that such writings shall be deemed delivered upon Seller filling such writings with the SEC.

(c) Promptly (and in any case within [***]) after (i) receiving (x) notice from GT or Emory, including any notice terminating the Emory/GT License Agreement (in whole or in part), alleging any breach of or default under the Emory/GT License Agreement by the Seller or the Company, or asserting the existence of any facts, circumstances or events that, alone or together with other facts, circumstances or events, would reasonably be expected (with or without the giving of notice or passage of time, or both) to give rise to a breach of or default under the Emory/GT License Agreement by the Seller or the Company, or the right to terminate the Emory/GT License Agreement (in whole or in part) by Emory or GT, or (y) any other correspondence relating to the foregoing, or (ii) the Seller otherwise has Knowledge of any fact, circumstance or event that, alone or together with other facts, circumstances or events, would reasonably be expected (with or without the giving of notice or passage of time, or both) to give rise to a breach of or default under the Emory/GT License Agreement by the Seller or the Company, or the right to terminate the Emory/GT License Agreement (in whole or in part) by Emory or GT, in each case the Seller shall (A) (x) give written notice thereof to the Purchaser Agent and provide the Purchaser Agent with a written summary of all material details thereof, (y) to the extent not prohibited by obligations of confidentiality contained in the Emory/GT License Agreement, include a copy of any written notice received from Emory or GT, as applicable, and (z) in the case of any such breach or default or alleged breach or default by the Seller, describe in reasonable detail any corrective action the Seller proposes to take in respect of such breach or default, and (B) in the case of any such breach or default or alleged breach or default by the Seller or the Company, use its commercially reasonable efforts to cure such breach or default and give written notice to the Purchaser Agent upon curing such breach or default; provided, however, that, if the Seller fails to promptly (and in any case within [***]) cure any such breach or default, without limiting any other rights it may have, the Purchaser Agent shall, on behalf of the Purchaser and upon written notice to the Seller and to the extent permitted by Emory/GT License Agreement, be entitled to take any and all actions the Purchaser Agent reasonably considers necessary to promptly cure such breach or default, and the Seller shall cooperate with the Purchaser Agent for such purpose and reimburse the Purchaser Agent, promptly (but in no event later than [***]) following demand, for all amounts paid by Purchaser as well as out-of-pocket costs and expenses incurred by the Purchaser Agent in connection therewith. Notwithstanding anything herein or in the Contribution Agreement to the contrary, Purchaser Agent agrees that, (i) except in the case of a Bankruptcy Event, prior to the date that [***] from the date of this Agreement, Purchaser Agent will not exercise such rights

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and (ii) Purchaser Agent shall consult with Seller prior to exercising such rights at any time. Notwithstanding anything herein or in the Contribution Agreement to the contrary, in the event that (A) Purchaser Agent makes any payments to Emory/GT pursuant to this Section 6.8(c), or (B) Purchaser Agent makes any payments to a Counterparty as a result of the termination of the Emory/GT License Agreement, any amounts paid by Purchaser Agent to Emory/GT and any Counterparty shall constitute “Purchaser Payment Amounts”; provided that (i) Purchaser Agent shall promptly notify Seller of any Purchaser Payment Amounts paid by Purchaser Agent and (ii) that Purchaser Payment Amounts shall not include any proceeds received from (or available to be received from) the Escrow Account or any amount for which Purchaser Agent is reimbursed within [***] after Purchaser Agent provides notice to Seller.

(d) Promptly after the Seller obtains Knowledge of any actual or alleged breach of or default or any other actual or alleged material breach of or default under the Emory/GT License Agreement by Emory or GT, as applicable, or of the existence of any facts, circumstances or events that, alone or together with other facts, circumstances or events, would reasonably be expected (with or without the giving of notice or passage of time, or both) to give rise to any such breach of or default or the right to terminate the Emory/GT License Agreement (in whole or in part) by the Seller, in each case the Seller shall promptly (but in any event within [***]) give written notice thereof to the Purchaser Agent and provide the Purchaser Agent with a written summary of all material details thereof and act as mutually agreed to take such permissible actions (including commencing legal action against Emory or GT, as applicable, and the selection of legal counsel reasonably satisfactory to the Purchaser Agent) to enforce compliance by Emory or GT, as applicable, with the relevant provisions of the Emory/GT License Agreement and to exercise any or all of the Seller’s rights and remedies, whether under the Emory/GT License Agreement or by operation of law, with respect thereto. If the Seller is required to act as directed by the Purchaser Agent pursuant to this Section 6.8(d), then the Purchaser shall reimburse the Seller, promptly on demand, for all out-of-pocket costs and expenses (including the reasonable fees and expenses of the Seller’s counsel) incurred by the Seller in connection with the Seller’s actions and exercise of rights and remedies pursuant to clause (ii) of the immediately preceding sentence; provided, however, that such out-of-pocket costs and expenses (including the reasonable fees and expenses of the Seller’s counsel) shall be borne by the Seller if (x) such breach, default or termination event or alleged breach, default or termination event results from a breach of or default under the Emory/GT License Agreement by the Seller or (y) the Seller acts without or contrary to the Purchaser Agent’s direction. The Purchaser Agent shall, except to the extent prohibited by the obligations of confidentiality contained in the Emory/GT License Agreement, have the right, at its sole cost and expense, to attend (or, if the Seller is required to act as directed by the Purchaser Agent pursuant to this Section 6.8(d), participate in) any meeting, discussion, action, suit or other proceeding relating to any such breach, default or termination event or alleged breach, default or termination event, including any counterclaim, settlement discussions or meetings.

Section 6.9 Tax Matters.

(a) All payments to the Purchaser under this Purchase and Sale Agreement shall be made without any deduction or withholding for or on account of any Tax unless required by Applicable Law; provided that, if any deduction or withholding for or on account of any Purchaser Indemnified Tax is required by Applicable Law to be made, and is made, by any applicable withholding agent in respect of any payment to the Purchaser under this Purchase and Sale Agreement, then the Seller shall, within [***] after such deduction or withholding is made, make a payment to the Purchaser so that, after all such required deductions and withholdings are made by any applicable withholding agent (including any deductions and withholdings required with respect to any additional payments under this Section 6.9(a)), the Purchaser receives an amount equal to the amount that it would have received had no deduction or withholding of such Purchaser Indemnified Taxes been made.

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(b) The Seller shall notify the Purchaser Agent in writing promptly (but in no event later than [***]) following the receipt of any written notification by any Counterparty or by an Affiliate of such Counterparty that such Counterparty intends to make any Permitted Tax Withholding. The Parties shall cooperate in good faith to reduce or eliminate any Permitted Tax Withholding, including by providing to the applicable withholding agent certificates and such other information that is necessary to establish an exemption or reduction from such Permitted Tax Withholding; provided that no Party shall be obligated to provide any certificate or information if it is legally unable to do so. In addition, the Seller shall, upon the reasonable request of the Purchaser Agent and at the Purchaser Agent’s expense, reasonably cooperate with the Purchaser Agent and use its commercially reasonable efforts to make such filings and take such other actions as may be reasonably necessary and specified by the Purchaser Agent in order to allow an exemption from or reduction of any Permitted Tax Withholding.

(c) The Parties agree not to take any position that is inconsistent with the provisions of Section 2.1(b) on any Tax return or in any Tax audit or other administrative or judicial proceeding unless required by Applicable Law or the good faith resolution of a tax audit or other tax proceeding. If there is an inquiry by any Governmental Authority of the Seller, the Purchaser or the Purchaser Agent related to the treatment described in Section 2.1(b), the Parties shall cooperate with each other in responding to such inquiry in a commercially reasonable manner that is consistent with Section 2.1(b).

Section 6.10 Existence. The Seller shall (a) preserve and maintain its existence (provided, however, that nothing in this Section 6.10 shall prohibit the Seller from entering into any merger or consolidation with, or selling or otherwise transferring all or substantially all of its assets to, any other Person if the Seller is the continuing or surviving entity or if the surviving or continuing or acquiring entity assumes (either expressly or by operation of law) all of the obligations of the Seller under the Transaction Documents), (b) preserve and maintain its rights, franchises and privileges unless failure to do any of the foregoing would not reasonably be expected to have a Material Adverse Effect, (c) qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such qualifications would reasonably be expected to have a Material Adverse Effect, including appointing and employing such agents or attorneys in each jurisdiction where it shall be necessary to take action under this Purchase and Sale Agreement, and (d) comply with its organizational documents, except, in the case of this clause (d), for any non-compliance that would not reasonably be expected to have a Material Adverse Effect. The Purchaser acknowledges and agrees (to the maximum extent permitted under Applicable Law) that it shall not, and shall not cause any other Person to, petition for the bankruptcy of the Seller.

Section 6.11 Payment Direction Letters.

(a) At the Closing, the Seller and the Company shall deliver to each Counterparty a duly executed Payment Direction Letter in accordance with the applicable notice provisions of the applicable Existing License Agreement and also by e-mail (with the Payment Direction Letter attached thereto as a PDF attachment), and such e-mail shall include a request that the applicable Counterparty confirm receipt thereof by e-mail reply. The Seller shall not amend any Payment Direction Letter or deliver any subsequent payment direction or instruction letter to a Counterparty without the prior written consent of the Purchaser Agent (not to be unreasonably withheld, conditioned or delayed).

(b) The Seller shall ensure that any Future License Agreement will require that the Counterparty thereto make all payments to the Lockbox Account or such other account as the Purchaser Agent shall designate in writing. The Seller shall, upon the request of the Purchaser, deliver a Payment Direction Letter to any Counterparty to a Future License Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 6.12 Additional Covenants of the Seller. The Seller shall:

(a) only enter into contracts in its own name as a legal entity separate from the owners of its Equity Interests and from any other Person;

(b) not commingle its assets with assets of any other Person, except in connection with, and for the limited purposes of, the Lockbox Account, except to the extent expressly permitted under the Contribution Agreement;

(c) conduct its business only in its own name and comply with all organizational formalities necessary to maintain its separate existence, except, in each case, to the extent expressly permitted under the Contribution Agreement;

(d) maintain separate books and records, showing its assets and liabilities separate and apart from those of any other person and not have its assets listed on any financial statement of any other person; provided, however, that the Seller’s assets may be included in consolidated financial statements of the Company in conformity with the applicable provisions of GAAP (provided such assets are also listed on the Seller’s own separate balance sheet);

(e) pay its own liabilities and expenses only out of its own funds; provided, that the foregoing shall not prohibit the payment of liabilities and expenses by the Company on behalf of the Seller so long as such payments are subject to reimbursement or are otherwise recorded as capital contributions or intercompany loans; and

(f) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities.

Section 6.13 Escrow Account. Upon the occurrence of any of the conditions set forth on Schedule 6.13(1), Seller shall ensure that the Company promptly, but in any event within [***] of such event, deposits an amount equal to [***](the “Escrow Amount”) in an escrow account with U.S. Bank National Association (or such other agent agreed to by Purchaser and Seller), which funds shall be held in accordance with the terms and conditions set forth in an escrow agreement, substantially in the form of the Escrow Agreement, as modified by the principles set forth on Schedule 6.13(2). In the event the condition set forth on Schedule 6.13(2) is satisfied, the Escrow Amount shall be released back to Seller and Seller shall have no further obligation to escrow any funds pursuant to this Section 6.13.

ARTICLE VII
THE CLOSING

Section 7.1 Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place on the date hereof, subject to the conditions set forth in Sections 7.2 and 7.3 being satisfied (the “Closing Date”) by electronic exchange of signatures.

Section 7.2 Closing Deliverables of the Seller and the Company. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser the following:

(a) the Bill of Sale duly executed by the Seller;

(b) each of the Payment Direction Letters duly executed by the Seller and the Company;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(c) an opinion of Cooley LLP, counsel to the Seller, in form and substance reasonably satisfactory to the Purchaser Agent;

(d) a certificate of an executive officer of the Seller dated as of the Closing Date and: (i) attaching copies, certified by such officer as true and complete, of (x) the organizational documents of the Seller and (y) resolutions of the governing body of the Seller authorizing and approving the execution, delivery and performance by the Seller of the Transaction Documents and the transactions contemplated hereby and thereby, (ii) setting forth the incumbency of the officer or officers of the Seller who have executed and delivered the Transaction Documents, including therein a signature specimen of each such officer or officers and (iii) attaching a copy, certified by such officer as true and complete, of a good standing certificate of the appropriate Governmental Authority of the Seller’s jurisdiction of organization, stating that the Seller is in good standing under the laws of such jurisdiction;

(e) a consent to the assignment of the Emory/GT License Agreement, duly executed by the Company and each of Emory and GT, in form and substance reasonably satisfactory to the Purchaser (the “Emory/GT Consent”);

(f) a consent to the disclosure of Confidential Information (as defined in the Bausch License Agreement), duly executed by the Company and Bausch, in form and substance reasonably satisfactory to the Purchaser (the “Bausch Consent”);

(g) the Contribution Agreement duly executed by the Seller and the Company;

(h) the Equity Pledge Agreement duly executed by the Company;

(i) UCC-1 financing statements to evidence and perfect the sale, assignment, transfer, conveyance and grant of the Purchased Royalties pursuant to Section 2.1 and the back-up security interest granted pursuant to Section 2.1(d); and

(j) A duly executed IRS Form W-9 from the Company certifying that it is exempt from U.S. federal backup withholding.

Section 7.3 Closing Deliverables of the Purchaser and the Purchaser Agent. At the Closing, the Purchaser Agent shall deliver or cause to be delivered to the Seller the following:

(a) the Bill of Sale duly executed by the Purchaser;

(b) counterpart to the Equity Pledge Agreement, duly executed by the Purchaser;

(c) a duly executed IRS Form W-9 from each of the Purchaser and the Purchaser Agent certifying that it is exempt from U.S. federal backup withholding; and

(d) a certificate of an executive officer of the Purchaser Agent dated as of the Closing Date and setting forth the incumbency of the officer or officers of the Purchaser and the Purchaser Agent who have executed and delivered the Transaction Documents to which the Purchaser or the Purchaser Agent is a party, including therein a signature specimen of each such officer or officers.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 7.4 Lockbox Account; Account Control Agreement.

(a) The Seller will establish the Lockbox Account on or prior to the Closing Date for the purpose of depositing all payments to be made by any Counterparty pursuant to each Covered License Agreement, which payments shall include all Purchased Royalties payable to the Purchaser pursuant to this Purchase and Sale Agreement.

(b) Prior to or concurrently with the Purchaser’s payment of the Closing Payment pursuant to Section 2.2(a), each of the Purchaser Agent and the Seller shall deliver to the other Party a duly executed counterpart to the Account Control Agreement, which shall be a condition precedent to the Purchaser’s payment of the Closing Payment.

(c) The Seller shall pay all fees, expenses and charges of the Account Bank pursuant to the terms of the Account Control Agreement by depositing sufficient funds into the Lockbox Account when such fees, charges and expenses are due. The Seller agrees that all Purchased Royalties deposited into the Lockbox Account are to be held in trust for the benefit of the Purchaser, and that the Seller disclaims and waives any claim or interest in such Purchased Royalties (other than, upon the occurrence of a Second Milestone Event, the Second Milestone Payment), so that the Purchaser may be assured of receiving the Purchased Royalties owned by the Purchaser.

(d) Prior to the Royalty Termination Date, the Seller shall have no right to terminate the Lockbox Account without the Purchaser’s prior written consent.

(e) The Seller hereby grants and pledges to the Purchaser, as security for its obligations created hereunder, a first priority security interest in and to all of the Seller’s right, title and interest in and the Lockbox Account and all funds deposited therein.

ARTICLE VIII
INDEMNIFICATION

Section 8.1 Indemnification by the Seller. The Seller agrees to indemnify and hold harmless the Purchaser and its Affiliates (including the Purchaser Agent) and any or all of their respective partners, directors, trustees, officers, managers, employees, members, agents and controlling persons (each, a “Purchaser Indemnified Party”) harmless from and against, and will pay to each Purchaser Indemnified Party the amount of, any and all Losses awarded against or incurred or suffered by such Purchaser Indemnified Party, whether or not involving a Third Party Claim, arising out of (a) any breach of any representation or warranty made by the Seller or the Company in any of the Transaction Documents or in any certificate delivered by the Seller or the Company to the Purchaser or to the Purchaser Agent in writing pursuant to this Purchase and Sale Agreement, (b) any breach of or default under any covenant or agreement of the Seller or the Company in any of the Transaction Documents or License Agreements, (c) any Excluded Liabilities and Obligations or (d) any brokerage or finder’s fees or commissions or similar amounts incurred or owed by the Seller or the Company to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Purchase and Sale Agreement. Any amounts due to any Purchaser Indemnified Party hereunder shall be payable by the Seller to such Purchaser Indemnified Party upon demand.

Section 8.2 Indemnification by the Purchaser. The Purchaser and the Purchaser Agent, jointly and severally, agree to indemnify and hold each of the Seller and its Affiliates and any or all of their respective partners, directors, officers, managers, members, employees, agents and controlling Persons (each, a “Seller Indemnified Party”) harmless from and against, and will pay to each Seller Indemnified

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Party the amount of, any and all Losses awarded against or incurred or suffered by such Seller Indemnified Party, whether or not involving a Third Party Claim, arising out of (a) any breach of any representation or warranty made by the Purchaser or the Purchaser Agent in any of the Transaction Documents or any certificate delivered by the Purchaser or the Purchaser Agent to the Seller in writing pursuant to this Purchase and Sale Agreement, (b) any breach of or default under any covenant or agreement of the Purchaser in any Transaction Document to which the Purchaser or the Purchaser Agent is party or (c) any brokerage or finder’s fees or commissions or similar amounts incurred or owed by the Purchaser or the Purchaser Agent to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Purchase and Sale Agreement. Any amounts due to any Seller Indemnified Party hereunder shall be payable by the Purchaser and the Purchaser Agent to such Seller Indemnified Party upon demand.

Section 8.3 Procedures for Third Party Claims. If any Third Party Claim shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to Section 8.1 or Section 8.2, the indemnified party shall, promptly after receipt of notice of the commencement of such Third Party Claim, notify the indemnifying party in writing of the commencement thereof, enclosing a copy of all papers served, if any; provided, that the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under Section 8.1 or Section 8.2 unless, and only to the extent that, the indemnifying party is actually prejudiced by such omission. In the event that any Third Party Claim is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof in accordance with this Section 8.3, the indemnifying party will be entitled, at the indemnifying party’s sole cost and expense, to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this ARTICLE VIII for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such Third Party Claim, an indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the sole cost and expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (b) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (c) the named parties to any such Third Party Claim (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them based on the advice of counsel to the indemnified party. It is agreed that the indemnifying party shall not, in connection with any Third Party Claim or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. The indemnifying party shall not be liable for any settlement of any Third Party Claim effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any Loss by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or discharge of any pending or threatened Third Party Claim in respect of which any indemnified party is or could have been a party and indemnity could be sought hereunder by such indemnified party, unless such settlement, compromise or discharge, as the case may be, (i) includes an unconditional, full written release of such indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such claim or proceeding, (ii) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified

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party and (iii) does not impose any continuing obligations or restrictions other than customary and reasonable confidentiality obligations relating to such claim, settlement or compromise.

Section 8.4 Other Claims. A claim by an indemnified party under this ARTICLE VIII for any matter not involving a Third Party Claim and in respect of which such indemnified party would be entitled to indemnification hereunder may be made by delivering, in good faith, a written notice of demand to the indemnifying party, which notice shall contain (a) a description and the amount of any Losses incurred or suffered or reasonably expected to be incurred or suffered by the indemnified party, (b) a statement that the indemnified party is entitled to indemnification under this ARTICLE VIII for such Losses and a reasonable explanation of the basis therefor, and (c) a demand for payment in the amount of such Losses. For all purposes of this Section 8.4, the Seller shall be entitled to deliver such notice of demand to the Purchaser Agent on behalf of the Seller Indemnified Parties, and the Purchaser Agent shall be entitled to deliver such notice of demand to the Seller on behalf of the Purchaser Indemnified Parties.

Section 8.5 Survival. All representations, warranties and covenants made in this Purchase and Sale Agreement, in any other Transaction Document or in any certificate delivered pursuant to this Purchase and Sale Agreement shall survive [***]. The rights hereunder to indemnification, payment of Losses or other remedies based on any such representation, warranty or covenant shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time (whether before or after the execution and delivery of this Purchase and Sale Agreement or the Closing) in respect of the accuracy or inaccuracy of or compliance with, any such representation, warranty or covenant.

Section 8.6 Remedies. Except in the case of actual fraud, intentional misrepresentation, intentional wrongful acts, intentional breach, bad faith or willful misconduct and except as set forth in Section 11.2 or in the other Transaction Documents, (a) the indemnification afforded by this ARTICLE VIII shall be the sole and exclusive remedy for any and all Losses awarded against or incurred or suffered by a Party in connection with any breach of any representation or warranty made by a Party in any of the Transaction Documents or any certificate delivered by a Party to the other Party in writing pursuant to this Purchase and Sale Agreement or any breach of or default under any covenant or agreement by a Party pursuant to any Transaction Document, and (b) Purchaser acknowledges and agrees that Purchaser, together with its Affiliates and representatives, has made its own investigation of the Purchased Royalties and the Transferred Assets and the transactions contemplated by the Transaction Documents and is not relying on, and shall have no remedies in respect of, any implied warranties or upon any representation or warranty whatsoever as to the future amount or potential amount of the Purchased Royalties, or as to the creditworthiness of any Counterparty (or any of their respective Affiliates).

Section 8.7 Limitations. Notwithstanding anything in this Purchase and Sale Agreement to the contrary, (a) in no event shall any Seller Indemnified Party or Purchaser Indemnified Party have any liability for, or Losses be deemed to include, any special, punitive or exemplary damages, or any lost profits, whether in contract or tort, regardless of whether the other Party shall be advised, shall have reason to know, or in fact shall know of the possibility of such damages suffered or incurred by any such Seller Indemnified Party or Purchaser Indemnified Party in connection with this Purchase and Sale Agreement any of the other Transaction Documents or any of the transactions contemplated hereby or thereby, except to the extent any such damages are actually paid to a Third Party in accordance with Section 8.3 and (b) the Seller shall not have any liability under Section 8.1 in excess of [***]. Notwithstanding the foregoing, the limitations set forth in this Section 8.7 shall not apply to any claim for indemnification hereunder in the case of actual fraud, intentional misrepresentation, intentional wrongful acts, intentional breach, bad faith or willful misconduct. The Parties acknowledge and agree that (a) the Purchaser’s Losses, if any, for any indemnifiable events under this Purchase and Sale Agreement will

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typically include Losses for Purchased Royalties that the Purchaser was entitled to receive in respect of its ownership of the Purchased Royalties but did not receive timely or at all due to such indemnifiable event and (b) subject to this Section 8.7, the Purchaser shall be entitled to make indemnification claims for all such missing or delayed Purchased Royalties that the Purchaser was entitled to receive in respect of its ownership of the Purchased Royalties as Losses hereunder (which claims shall be reviewed and assessed by the Parties in accordance with the procedures set forth in this ARTICLE VIII), and such missing or delayed Purchased Royalties shall not be deemed special, punitive or exemplary damages, or lost profits for any purpose of this Purchase and Sale Agreement.

Section 8.8 Tax Treatment of Indemnification Payments. For all purposes hereunder, any indemnification payments made pursuant to this ARTICLE VIII will be treated as an adjustment to the Investment Amount for all Tax purposes to the fullest extent permitted by Applicable Law.

ARTICLE IX
CONFIDENTIALITY

Section 9.1 Confidentiality. Except as provided in this ARTICLE IX or otherwise agreed in writing by the Parties, the Parties agree that, during the term of this Purchase and Sale Agreement and until the tenth (10th) anniversary of the date of termination of this Purchase and Sale Agreement, each Party (the “Receiving Party”) shall keep confidential, and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Purchase and Sale Agreement (which includes the exercise of any rights or the performance of any obligations hereunder), any information (whether written or oral, or in electronic or other form) furnished to it by or on behalf of the other Party (the “Disclosing Party”) pursuant to the Existing Confidentiality Agreement or this Purchase and Sale Agreement, including the terms of this Purchase and Sale Agreement (such information, “Confidential Information” of the Disclosing Party), except for that portion of such information that:

(a) was already in the Receiving Party’s possession on a non-confidential basis prior to its disclosure to it by the Disclosing Party, or becomes known to the Receiving Party from a source other than the Disclosing Party and its representatives without any breach of this Purchase and Sale Agreement, in each case as evidenced by written records (provided, that, if such information was disclosed to the Receiving Party on a non-confidential basis by a source that is not the Disclosing Party, such source to the knowledge of the Receiving Party had the right to disclose such information to the Receiving Party without any legal, contractual or fiduciary obligation to, any person with respect to such information);

(b) is or becomes generally available to the public other than as a result of an act or omission by the Receiving Party or its Affiliates in breach of this Purchase and Sale Agreement;

(c) was independently developed by the Receiving Party, as evidenced by written records, without use of or reference to the Confidential Information or in violation of the terms of this Purchase and Sale Agreement.

Section 9.2 Termination of Confidentiality Agreement. Effective upon the date hereof, the Existing Confidentiality Agreement shall terminate and be of no further force or effect, and shall be superseded by the provisions of this Article IX.

Section 9.3 Permitted Disclosure. In the event that the Receiving Party or its Affiliates or any of its or its Affiliates’ representatives are requested by a governmental or regulatory authority or required by Applicable Law, regulation or legal process (including the regulations of a stock exchange or governmental or regulatory authority or the order or ruling of a court, administrative agency or other

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government or regulatory body of competent jurisdiction) to disclose any Confidential Information, the Receiving Party shall promptly, to the extent permitted by Applicable Law, notify the Disclosing Party in writing of such request or requirement so that the Disclosing Party may seek an appropriate protective order or other appropriate remedy (and if the Disclosing Party seeks such an order or other remedy, the Receiving Party will provide such cooperation, at the Receiving Party’s sole expense, as the Disclosing Party shall reasonably request). If no such protective order or other remedy is obtained and the Receiving Party or its Affiliates or its or its Affiliates’ representatives are, in the view of their respective counsel (which may include their respective internal counsel), legally required to disclose Confidential Information, the Receiving Party or its Affiliates or its or its Affiliates’ representatives, as the case may be, shall only disclose that portion of the Confidential Information that their respective counsel advises that the Receiving Party or its Affiliates or its or its Affiliates’ representatives, as the case may be, are required to disclose and will exercise commercially reasonable efforts, at the Disclosing Party’s sole expense, to obtain reliable assurance that confidential treatment will be accorded to that portion of the Confidential Information that is being disclosed. In any event, the Receiving Party will not oppose action by the Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. Notwithstanding the foregoing, notice to the Disclosing Party shall not be required where disclosure is made (i) in response to a request by a governmental or regulatory authority having competent jurisdiction over the Receiving Party, its Affiliates or its or its Affiliates’ representatives, as the case may be, or (ii) in connection with a routine examination by a regulatory examiner, where in each case such request or examination does not expressly reference the Disclosing Party, its Affiliates, the Purchased Royalties or this Purchase and Sale Agreement. The Receiving Party may disclose Confidential Information to its Affiliates, its and their employees, directors, officers, contractors, agents, and representatives, and to potential or actual acquirers, merger partners, permitted assignees, investment bankers, investors, limited partners, partners, lenders, or other financing sources (including, in the case of the Seller, any party evaluating the acquisition of any portion of the Royalties that are not included in the Purchased Royalties), and their respective directors, employees, contractors and agents; provided that such person or entity agrees to confidentiality and non-use obligations with respect thereto at least as stringent as those specified for in this Article IX. Further, notwithstanding anything contained in this Article IX to the contrary, the Seller may disclose Confidential Information to the extent such disclosure is reasonably necessary to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or with any rule, regulation or legal process promulgated by the SEC or a stock exchange, subject to the Seller’s obligations set forth in Section 5.2.

Section 9.4 Other Relevant Obligations. In addition to, and without limiting, the Purchaser’s and the Purchaser Agent’s obligations under this Article IX, the Purchaser and the Purchaser Agent shall fully comply with any confidentiality obligations of the Seller or any of its Affiliates under the Aura License Agreement, the AV License Agreement, the Bausch License Agreement, and the REGENX License Agreement are applicable to the Confidential Information.

ARTICLE X
TERMINATION

Section 10.1 Termination of Agreement. This Purchase and Sale Agreement shall terminate on the earlier of (a) the Royalty Termination Date and (b) mutual written agreement of the Purchaser and/or the Purchaser Agent and the Seller.

Section 10.2 Effect of Termination. Upon the termination of this Purchase and Sale Agreement pursuant to Section 10.1, this Purchase and Sale Agreement shall become void and of no further force and effect; provided, however, that (a) the provisions of Section 6.2, ARTICLE VIII, ARTICLE IX, this

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

ARTICLE X and ARTICLE XI shall survive such termination and shall remain in full force and effect, (b) if, upon the termination of this Purchase and Sale Agreement, any Purchased Royalties or other amounts are payable to the Purchaser, this Purchase and Sale Agreement shall remain in full force and effect until any and all such payments have been made in full, and (except as provided in this Section 10.2) solely for that purpose, and (c) nothing contained in this Section 10.2 shall relieve any Party from liability for any breach of this Purchase and Sale Agreement that occurs prior to termination.

ARTICLE XI
MISCELLANEOUS

Section 11.1 Purchaser Agent.

(a) The Purchaser hereby appoints and constitutes the Purchaser Agent as agent, proxy and attorney-in-fact, with full power of substitution, to act on behalf of the Purchaser for certain limited purposes, as specified herein, including the full power and authority to act on the Purchaser’s behalf as provided in Section 11.1(b). The Purchaser further agree that such agency, proxy and attorney-in-fact shall be binding upon the successors, heirs, executors, administers and legal representatives of the Purchaser. All decisions, actions, consents and instructions by the Purchaser Agent shall be binding upon the Purchaser, and the Purchaser shall have the right to object to, dissent from, protest or otherwise contest any such decision, action, consent or instruction. The Seller shall be entitled to rely on any decision, action, consent or instruction of the Purchaser Agent as being the decision, action, consent or instruction of the Purchaser.

(b) The Purchaser Agent shall have such powers and authority as are necessary to carry out the functions assigned to it under this Purchase and Sale Agreement. Without limiting the generality of the foregoing, the Purchaser Agent shall have full power, authority and discretion to (i) consummate the transactions contemplated under the Transaction Documents; (ii) negotiate disputes arising under, or relating to, the Transaction Documents (including pursuant to ARTICLE VIII hereof); (iii) receive and disburse to the Purchaser any funds received on behalf of the Purchaser under the Transaction Documents (including pursuant to ARTICLE VIII hereof); (iv) withhold any amounts received on behalf of the Purchaser under this Purchase and Sale Agreement or otherwise to satisfy any and all obligations or liabilities incurred by the Purchaser or the Purchaser Agent in the performance of their duties hereunder (including pursuant ARTICLE VIII hereof); (v) execute and deliver any amendment or waiver to the Transaction Documents (without the prior approval of the Purchaser); (vi) enter into subordination, non-disturbance and similar agreements in connection with the licensing of intellectual property and other general intangibles permitted under this Agreement to the extent reasonably requested by a licensee or sub-licensee thereof, and (vii) to take all other actions to be taken by or on behalf of the Purchaser in connection with the Transaction Documents. The Purchaser Agent shall have no duties or obligations hereunder, including any fiduciary duties, except those set forth herein, and such duties and obligations shall be determined solely by the express provisions of this Purchase and Sale Agreement.

(c) The Purchaser Agent may resign at any time, and may be removed for any reason or no reason by the vote or written consent of the Purchaser. In the event of the resignation or removal of the Purchaser Agent, a new Purchaser Agent shall be appointed by the vote or written consent of the Purchaser. Notice of such vote or a copy of the written consent appointing such new Purchaser Agent shall be sent to the Seller; provided, that until such notice is received, the Seller, as applicable, shall be entitled to rely on the decisions, actions, consents and instructions of the prior Purchaser Agent as described in Section 11.1(a).

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(d) The Purchaser Agent and the Purchaser agree that in connection with the entry into the Permitted Platform License by the Seller and the Company, the Purchaser Agent, acting on behalf of the Purchaser, shall enter into a subordination and nondisturbance agreement, in form and substance reasonably acceptable to the Seller and the Purchaser, upon request of the Seller.

Section 11.2 Specific Performance. Each Party acknowledges and agrees that, if it fails to perform any of its obligations under any of the Transaction Documents, the other Parties will have no adequate remedy at law. In such event, each Party agrees that the other Parties shall have the right, in addition to any other rights it may have (whether at law or in equity), to seek specific performance of this Purchase and Sale Agreement.

Section 11.3 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be effective (a) upon receipt when sent by registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) upon receipt when sent by an overnight courier (costs prepaid and receipt requested), (c) on the date personally delivered to an authorized officer of the Party to which sent or (d) on the date transmitted by e-mail with a confirmation of receipt, addressed to the recipient as follows:

if to the Seller, to:

CLEARSIDE ROYALTY LLC
c/o Clearside Biomedical, Inc.
900 North Point Parkway, Suite 200

Alpharetta, GA 30005
Attention: George Lasezkay
Email: [***]

with a copy to (which shall not constitute notice):

Cooley LLP

1299 Pennsylvania Avenue, NW, Suite 700

Washington, DC 20004
Attention: Michael Tollini
Email: [***]

if to the Purchaser or the Purchaser Agent, to:

300 Atlantic Street, Suite 600
Stamford, CT 06901
Attention: Clarke Futch
Email: [***]

with another copy to (which shall not constitute notice):

300 Atlantic Street, Suite 600
Stamford, CT 06901
Attention: Chief Legal Officer
Email: [***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

and

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Attention: Conor F. Larkin; Andrew R. Mariniello
Email: [***]

Each Party may, by notice given in accordance herewith to the other Party, designate any further or different address to which subsequent notices, consents, waivers and other communications shall be sent.

Section 11.4 Successors and Assigns. The Seller shall not be entitled to assign any of its rights or delegate any of its obligations under this Purchase and Sale Agreement without the prior written consent of the Purchaser Agent, (i) subject to the proviso in clause (a) of Section 6.10 and (ii) provided that consent shall not be required for an acquisition of all or substantially all assets of the Seller as contemplated pursuant to the proviso in the second sentence of Section 2.3. The Purchaser may, without the consent of the Seller, assign any of its rights and delegate any of its obligations under this Purchase and Sale Agreement without restriction to any entity or entities other than a Competitor; provided that in connection with any such assignment the Seller shall be provided with an IRS Form W-9 or applicable IRS Form W-8, as appropriate, with respect to such assignee. The Purchaser Agent may, without the consent of the Seller, assign its rights and obligations under this Purchase and Sale Agreement in full without restriction to any entity or entities other than a Competitor; provided that in connection with any such assignment the Seller shall be provided with an IRS Form W-9 or applicable IRS Form W-8, as appropriate, with respect to such assignee. Each Party shall give written notice to the other Parties of any assignment permitted by this Section 11.4 promptly (but in any event within [***]) after the occurrence thereof. The Seller shall be under no obligation to reaffirm any representations, warranties or covenants made in this Purchase and Sale Agreement or any of the other Transaction Documents or take any other action in connection with any such assignment by the Purchaser or by the Purchaser Agent. Any purported assignment of rights or delegation of obligations in violation of this Section 11.4 will be void. Subject to the foregoing, this Purchase and Sale Agreement will apply to, be binding upon, and inure to the benefit of, the successors and permitted assigns of the Parties.

Section 11.5 Independent Nature of Relationship. The relationship between the Seller and the Purchaser is solely that of seller and purchaser, and neither the Seller nor the Purchaser has any fiduciary or other special relationship with the other Party or any of its Affiliates. This Purchase and Sale Agreement is not a partnership or similar agreement, and nothing contained herein or in any other Transaction Document shall be deemed to constitute the Seller and the Purchaser as a partnership, an association, a joint venture or any other kind of entity or legal form for any purposes, including any Tax purposes. The Parties agree that they shall not take any inconsistent position with respect to such treatment in a filing with any Governmental Authority.

Section 11.6 Entire Agreement. This Purchase and Sale Agreement, together with the Exhibits and Schedules hereto and the other Transaction Documents, constitute a complete and exclusive statement of the terms of agreement between the Parties, and supersede all prior agreements, understandings and negotiations, both written and oral, between the Parties, with respect to the subject matter of this Purchase and Sale Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Exhibits or Schedules hereto or the other Transaction Documents) has been made or relied upon by any Party.

Section 11.7 Governing Law.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(a) THIS PURCHASE AND SALE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) Each Party irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of (i) the United States District Court for the Southern District of New York and (ii) the Supreme Court of the State of New York, Borough of Manhattan, for purposes of any claim, action, suit or proceeding arising out of this Purchase and Sale Agreement, any of the other Transaction Documents or any of the transactions contemplated hereby or thereby, and agrees that all claims in respect thereof shall be heard and determined only in such courts. Each Party agrees to commence any such claim, action, suit or proceeding only in the United States District Court for the Southern District of New York or, if such claim, action, suit or proceeding cannot be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, Borough of Manhattan, and agrees not to bring any such claim, action, suit or proceeding in any other court. Each Party hereby waives, and agrees not to assert in any such claim, action, suit or proceeding, to the fullest extent permitted by Applicable Law, any claim that (i) such Party is not personally subject to the jurisdiction of such courts, (ii) such Party and such Party’s property is immune from any legal process issued by such courts or (iii) any claim, action, suit or proceeding commenced in such courts is brought in an inconvenient forum. Each Party agrees that a final judgment in any such claim, action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Each Party acknowledges and agrees that this Section 11.7(b) constitutes a voluntary and bargained-for agreement between the Parties.

(c) The Parties agree that service of process in any claim, action, suit or proceeding referred to in Section 11.7(b) may be served on any Party anywhere in the world, including by sending or delivering a copy of such process to such Party in any manner provided for the giving of notices in Section 11.3. Nothing in this Purchase and Sale Agreement will affect the right of any Party to serve process in any other manner permitted by Applicable Law. Each Party waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law.

Section 11.8 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PURCHASE AND SALE AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS PURCHASE AND SALE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.8.

Section 11.9 Severability. If one or more provisions of this Purchase and Sale Agreement are held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be excluded from this Purchase and Sale Agreement and the balance of this Purchase and Sale Agreement shall be interpreted as if such provision were so excluded and shall remain in full force and effect and be

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

enforceable in accordance with its terms. Any provision of this Purchase and Sale Agreement held invalid or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid or unenforceable.

Section 11.10 Counterparts. This Purchase and Sale Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Purchase and Sale Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party. Any counterpart may be executed by facsimile or other similar means of electronic transmission, including “PDF”, and such facsimile or other electronic transmission shall be deemed an original.

Section 11.11 Amendments; No Waivers. Neither this Purchase and Sale Agreement nor any term or provision hereof may be amended, supplemented, restated, waived, changed or modified except with the written consent of the Parties. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on any Party in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval hereunder shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 11.12 No Third Party Rights. Other than the Parties, no Person will have any legal or equitable right, remedy or claim under or with respect to this Purchase and Sale Agreement or any of the other Transaction Documents. This Purchase and Sale Agreement may be amended or terminated, and any provision of this Purchase and Sale Agreement may be waived, without the consent of any Person who is not a Party. The Seller shall enforce any legal or equitable right, remedy or claim under or with respect to this Purchase and Sale Agreement for the benefit of the Seller Indemnified Parties and the Purchaser and the Purchaser Agent shall enforce any legal or equitable right, remedy or claim under or with respect to this Purchase and Sale Agreement for the benefit of the Purchaser Indemnified Parties.

Section 11.13 Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Purchase and Sale Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

{SIGNATURE PAGE FOLLOWS}

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

IN WITNESS WHEREOF, the Parties have executed this Purchase and Sale Agreement as of the day and year first written above.

SELLER:

CLEARSIDE ROYALTY LLC, a Delaware limited liability company

By: /s/ George Lasezkay
Name: George Lasezkay
Title: Chief Executive Officer

[Signature Page to Purchase and Sale Agreement]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Healthcare Royalty Partners IV, L.P.

By: HealthCare Royalty GP IV, LLC, its General Partner

By: HealthCare Royalty Management, LLC, its

Investment Manager

By: /s/ Clarke B. Futch

Name: Clarke B. Futch

Title: Chief Executive Officer

hcr collateral management, llc

By: /s/ Clarke B. Futch

Name: Clarke B. Futch

Title: Chief Executive Officer